Registration Statement No. 333-285508

Filed Pursuant to Rule 424(b)(2)

Amendment No. 40* dated January 27, 2026 to the Pricing Supplement dated January 22, 2018 to the Prospectus Supplement dated March 25, 2025 and the Prospectus dated March 25, 2025

Issued by Bank of Montreal

15,000,000 Notes

MicroSectors™ FANG+™ Index -3X Inverse Leveraged ETNs due January 8, 2038

This pricing supplement relates to the MicroSectors™ FANG+™ Index -3X Inverse Leveraged Exchange Traded Notes due January 8, 2038 (the “notes”) that Bank of Montreal may issue from time to time. The return on the notes is linked to a three times leveraged participation in the daily inverse performance of the gross total return version of the NYSE FANG+® Index (the “Index”), as described in this pricing supplement. The Index is an equally-weighted equity index that tracks the performance of 10 highly-traded growth stocks of technology and tech-enabled companies in the technology, media & communications and consumer discretionary sectors. The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index. The notes are unsecured and unsubordinated obligations of Bank of Montreal. The notes do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or redemption based on a daily resetting three times leveraged participation in the inverse performance of the Index, less a Daily Investor Fee, any negative Daily Interest and, if upon early redemption, the Redemption Fee Amount. You may lose some or all of your principal.

On January 27, 2026, the closing price of the notes on the NYSE Arca, Inc. (the “NYSE”) was $5.33 per note and the closing Indicative Note Value per note was $5.3339.

The notes are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The notes are designed to reflect a 3x leveraged inverse exposure to the performance of the Index on a daily basis (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). However, due to the daily resetting leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The notes are designed to achieve their stated investment objectives on a daily basis. The performance of the notes over longer periods of time can differ significantly from their stated daily objectives. The notes are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative. Accordingly, the notes should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the notes that are designed to provide exposure to the inverse leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. You should proceed with extreme caution in considering an investment in the notes. Any payment on the notes is subject to the credit risk of Bank of Montreal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page PS-12 of this pricing supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The notes are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

The principal terms of the notes are as follows:

Issuer:	Bank of Montreal

Principal Amount:	$100,000 per note. See the definition of “principal amount” under “Specific Terms of the Notes” below.

Aggregate Principal Amount:	15,000,000 notes are expected to be outstanding as of January 28, 2026, representing an aggregate principal amount of $1,500,000,000,000.

Initial Trade Date:	January 22, 2018

Initial Issue Date:	January 25, 2018

Term:	20 years, subject to your right to require us to redeem your notes on any Redemption Date, our call right or our right to extend the Maturity Date, each as described below.

Maturity Date:	January 8, 2038, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period. The Maturity Date may be extended at our option for up to two additional 5-year periods, as described below. The Maturity Date is also subject to adjustment as described below and under “Specific Terms of the Notes — Market Disruption Events.”

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BMO CAPITAL MARKETS

Listing:	The notes are listed on the NYSE under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the notes are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
FNGD	06367V402	US06367V4023	FNGDIV

If an active secondary market develops, we expect that investors will purchase and sell the notes primarily in this secondary market.

Index:	The gross total return version of the NYSE FANG+® Index. The ticker symbol of the Index is “NYFANGT”. The Index is an equally-weighted equity index that tracks the performance of 10 highly-traded growth stocks of technology and tech-enabled companies in the technology, media & communications and consumer discretionary sectors. The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index.

Payment at Maturity/Cash Settlement Amount:	If you hold your notes to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. This amount will not be less than $0.

Indicative Note Value:

On the Initial Trade Date, the Indicative Note Value of each note was equal to the initial principal amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Deposit Amount on such Exchange Business Day minus (b) the Short Index Amount on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

On July 20, 2020, we effected a 1-for-10 reverse split of the notes. The closing Indicative Note Value on July 17, 2020 was multiplied by 10 to determine the reverse split-adjusted Indicative Note Value. On December 6, 2021, we effected a 1-for-20 reverse split of the notes. The closing Indicative Note Value on December 3, 2021 was multiplied by 20 to determine the reverse split-adjusted Indicative Note Value. On March 25, 2024, we effected a 1-for-10 reverse split of the notes. The closing Indicative Note Value on March 22, 2024 was multiplied by 10 to determine the reverse split-adjusted Indicative Note Value.

Deposit Amount:

On the Initial Trade Date, the Deposit Amount was equal to the initial principal amount plus the Short Index Amount on the Initial Trade Date, which was equal to $200. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Deposit Amount will equal (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Deposit Factor plus (b) the Daily Interest on such Exchange Business Day minus (c) the Daily Investor Fee on such Exchange Business Day.

Short Index Amount:

On the Initial Trade Date, the Short Index Amount was equal to the Daily Leverage Factor times the initial principal amount, which was equal to $150. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on such Exchange Business Day.

Daily Leverage Factor:	3

Daily Deposit Factor:	4

Index Performance Factor:	On the Initial Trade Date, the Index Performance Factor was set equal to 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on that Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Daily Interest:	On the Initial Trade Date, the Daily Interest was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Interest will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Deposit Factor times (c) the Daily Interest Rate divided by (d) 365 times (e) the number of calendar days since the last Exchange Business Day. Because the Daily Interest is calculated and added to the Deposit Amount on a daily basis, the net effect of the Daily Interest accrues over time. The Daily Interest Rate will vary in time and can become negative on certain days. On such days, the Daily Interest will also be negative.

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Daily Interest Rate:	The Daily Interest Rate will equal (a) the most recent US Federal Funds Effective Rate minus (b) 1.00%. The US Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The rate is released by the NY Federal Reserve each day at approximately 9:00 a.m. EST for the prior business day and published on Bloomberg L.P. (including any successor, “Bloomberg”) page “FEDL01 Index”. On the days when the US Federal Funds Effective Rate is lower than 1.00%, the Daily Interest Rate will be negative.

Daily Investor Fee:	On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the Deposit Amount and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

Fee Rate:	0.95% per annum

Call Right:	On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), we may redeem all, but not less than all, of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders not less than 14 calendar days prior to the Call Settlement Date. If we exercise our call right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the Call Settlement Date.

Call Settlement Amount:	If we exercise our call right, for each note, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

Early Redemption:	Subject to your compliance with the procedures described under “Specific Terms of the Notes — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any Redemption Date, an amount per note in cash equal to the product of (a) 0.125% and (b) the Indicative Note Value.

Initial Index Level:	2,466.45, which was the Index Closing Level on the Initial Trade Date.

Index Closing Level:	On any Index Business Day, the closing level of the Index as reported on Bloomberg under the symbol “NYFANGT<Index>”, subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events.”

Intraday Indicative Value:	The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

Intraday Short Index Amount:	The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor.

Intraday Index Performance Factor:	The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

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The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors and are not intended to be held to maturity. The notes are designed to reflect a -3x inverse leveraged exposure to the performance of the Index on a daily basis, but the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. Accordingly, the notes should be purchased only by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged investment results. Investors should actively and continuously monitor their investments in the notes, even intraday.

Because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, an increase in the level of the Index will have a negative effect on the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, whereas a decrease in the level of the Index will have a positive effect on those payment amounts. Because your investment in the notes is three times leveraged, any increase in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account any negative Daily Interest, the Daily Investor Fee and the Redemption Fee Amount, if applicable), and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. Moreover, because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, may substantially reduce the amount of your return at maturity, call or upon redemption, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. If the level of the Index increases or does not decrease sufficiently to offset the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

The resetting of the leverage on each day is likely to cause the notes to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the notes to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the Notes” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the notes, the amount payable at maturity, call or upon redemption is likely to be significantly less than the stated principal amount of the notes. In almost any potential scenario, the long-term performance of the notes is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the notes from inception to maturity. It is possible that the notes will incur significant losses even if the long-term performance of the Index is negative.

After the date of this document, we may sell from time to time a portion of the notes at prices that are based on the Indicative Note Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold to the public less any commissions paid to BMO Capital Markets Corp. (“BMOCM”). BMOCM may charge normal commissions in connection with any purchase or sale of the notes. In addition, BMOCM may receive a portion of the Daily Investor Fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the notes, we may issue and sell additional notes to BMOCM, and BMOCM may sell those notes to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional notes at any time, and if we and BMOCM do issue and sell additional notes, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional notes at any time.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the notes could lead to significant losses in the event the investor sells such notes at a time when such premium is no longer present in the marketplace or such notes are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisers before purchasing or selling the notes, especially notes trading at a premium over their indicative value.

Although the title of the notes includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the notes on the NYSE or any other exchange. The notes may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the notes on any exchange. We may elect to discontinue the listing of the notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the notes. If the notes cease to be listed on the NYSE or any other exchange, the liquidity of the notes is likely to be significantly adversely affected and the notes may trade at a significant discount to their indicative value. If the notes ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

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* The purpose of this Amendment No. 40 to the pricing supplement dated January 22, 2018 (as amended, the “pricing supplement”) is to offer additional notes with an aggregate principal amount of $100,002,900,000, which we refer to as the “additional notes.” $1,399,997,100,000 aggregate principal amount of notes, which we refer to as the “original notes,” were outstanding prior to the date of this Amendment No. 40, representing $1,400,000,000,000 aggregate principal amount of notes issued prior to the date of this Amendment No. 40 less notes with an aggregate principal amount of $2,900,000 held in partial notes by holders that were cancelled upon the completion of the reverse splits described herein. The additional notes constitute a further issuance of, and are consolidated with and form a single tranche with, the original notes. The additional notes have the same CUSIP as the original notes and will trade interchangeably with the original notes. References to the “notes” in this pricing supplement collectively refer to such additional notes and the original notes. The additional notes are expected to settle on or about January 28, 2026. Upon the issuance of such additional notes, the aggregate principal amount of the outstanding notes of this tranche will be $1,500,000,000,000.

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TABLE OF CONTENTS

Page

Pricing Supplement

i

You should read this pricing supplement together with the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement and Prospectus dated March 25, 2025: https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

Since the date that the notes were initially issued, we have prepared a new “base” prospectus and prospectus supplement, each dated March 25, 2025. The notes are part of a series of debt securities entitled “Senior Medium-Term Notes, Series D.” When you read the accompanying prospectus supplement, please note that all references to “Series K” shall be deemed to refer instead to “Series D.” In addition, the term “indenture” as used in the accompanying prospectus supplement shall mean the Senior Indenture dated as of January 25, 2010, as amended and supplemented by the First Supplemental Indenture dated as of September 23, 2018, between the Bank and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association.

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

ii

SUMMARY

The following is a summary of terms of the notes, as well as a discussion of factors you should consider before purchasing the notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and in the accompanying prospectus supplement and accompanying prospectus.

The reopened notes, together with the original notes that we issued beginning on January 25, 2018, have identical terms and are part of a single series of medium-term notes. In this pricing supplement, the term “notes” collectively refers to the reopened notes that we are initially offering as of the date of this amended pricing supplement and the original notes, unless the context otherwise requires.

What are the notes?

The notes are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, less a Daily Investor Fee, any negative Daily Interest and, if applicable, the Redemption Fee Amount. Accordingly, the notes generally appreciate in value as the level of the Index decreases, provided such decrease is sufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable. The Index is the gross total return version of the NYSE FANG+® Index. The ticker symbol of the Index is “NYFANGT”. The Index is an equally-weighted equity index that tracks the performance of 10 highly-traded growth stocks of technology and tech-enabled companies in the technology, media & communications and consumer discretionary sectors. The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index. For a detailed description of the Index, see “The Index.”

We refer to the securities included in the Index as the “Index constituents” and the issuers of those securities as the “constituent issuers.”

The notes do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0. The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. You may lose some or all of your investment at maturity. Because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is less than the Index Closing Level on the Initial Trade Date. See “Risk Factors—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged investment results.” In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The performance of the notes is linked to the leveraged participation in the inverse performance of the Index, compounded daily. There is no maximum limit to the level of the Index. Moreover, the notes are not principal protected. Therefore, an increase in the level of the Index could cause you to lose up to your entire investment in the notes.

PS-1

Furthermore, because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, an increase in the level of the Index will have a negative effect on the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, whereas a decrease in the level of the Index will have a positive effect on those payment amounts. Because your investment in the notes is three times leveraged, any increase in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, before taking into account any negative Daily Interest, the Daily Investor Fee and the Redemption Fee Amount, if applicable, you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Moreover, because the Daily Investor Fee and any negative Daily Interest may substantially reduce the amount of your return at maturity, call or upon redemption, or if you sell your notes, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment. If the level of the Index increases or does not decrease sufficiently to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

The returns on the notes are path dependent. The notes are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; their returns over different periods of time can, and most likely will, differ significantly from three times the inverse performance of the Index over such other periods of time. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively affected in complex ways by the volatility of the Index on a daily or intraday basis. Accordingly, the notes should be purchased only by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee and any negative Daily Interest, and the Redemption Fee Amount, if applicable). Investors should actively and continuously monitor their investments in the notes.

The Daily Investor Fee accrues at a rate of 0.95% per annum. Because the Daily Investor Fee is subtracted from the Deposit Amount, and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

On the Initial Trade Date, the Index Performance Factor was set equal to 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

“Index Business Day” means any day on which the Index Sponsor (as defined below) publishes the Index Closing Level.

PS-2

The scheduled Maturity Date is January 8, 2038, which is the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below and under “Specific Terms of the Notes — Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify The Depository Trust Company (“DTC”) (the holder of the global note for the notes) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

Unlike ordinary debt securities, the notes do not guarantee any return of principal at maturity or call, or upon early redemption. The notes do not pay any interest.

For a further description of how your payment at maturity or call, or upon early redemption, will be calculated, see “Specific Terms of the Notes — Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders.”

Path Dependence and Daily Leverage Reset. Because the leverage of the notes is generally only reset once each day, it is likely that due to intraday changes in the level of the Index, the leverage at any point during an Index Business Day can be higher or lower than the target leverage of -3.0.

The performance of the notes is path-dependent. This means that the value of the notes will depend not only upon the level of the Index at maturity, call or redemption, but also on the performance of the Index over each day that you hold your notes. In other words, the value of the notes will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the return on the notes may not correlate with the return on the Index over periods longer than one day.

As a general matter, it is expected that the notes will have better returns if the Index trends from one level to another over multiple Index Business Days, rather than experiencing significant changes in opposite directions over multiple Index Business Days. Consequently, volatility of the level of the Index may have a significant negative effect on the value of the notes.

In addition, the performance of the notes is path dependent, insofar as their value at any time depends not only on the level of the Index at such time but also on the Index’s level at any prior time. As a result, the value of your investment in the notes may diverge significantly from the value you might expect on the basis of the leverage strategy of the notes and changes in the level of the Index over the period that you hold them. See “Hypothetical Examples.”

Early Redemption

You may elect to require us to redeem your notes (subject to a minimum redemption amount of at least 25,000 notes) on any Business Day commencing on the first Redemption Date (which was January 26, 2018) and ending on the final Redemption Date (which will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable). If you elect to have your notes redeemed and have done so under the redemption procedures described in “Specific Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures,” you will receive a cash payment on the Redemption Date equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount of 25,000 notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

PS-3

Upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” This amount will not be less than $0. You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount. If the decrease in the level of the Index, as measured on the Redemption Measurement Date, is insufficient to offset such a negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount).

Redemption Fee Amount: As of any Redemption Measurement Date, 0.125% of the Indicative Note Value.

For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures.”

Call Right

On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), we may at our option redeem all, but not less than all, of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders of the notes not less than 14 calendar days prior to the Call Settlement Date specified by us. In the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

Call Measurement Period: The five Index Business Days from and including the Call Calculation Date, subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events.”

Because DTC is the only registered holder of the notes, the call notice will be delivered solely to DTC in accordance with its applicable policies and procedures. Beneficial owners of the notes will not receive the call notice directly from us. Beneficial owners should contact their broker, bank, or other intermediary through which they hold notes to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

Understanding the Value of Notes

The initial offering price of the notes was determined at the inception of the notes. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your notes repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public was equal to the original aggregate principal amount of the notes. The initial offering price reflected the value of the notes only on the Initial Trade Date.

Intraday Indicative Value. The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value of the notes and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

PS-4

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the notes in the secondary market. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors — The notes are subject to intraday purchase risk,” “— The Indicative Note Value is reset daily, and the leverage of the notes during any given Index Business Day may be greater or less than -3.0” and “— The notes are subject to intraday purchase risk.” The Intraday Indicative Value for the notes is published every 15 seconds to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol indicated below.

Trading Price. The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your notes in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the notes.

Redemption Amount. The Redemption Amount is the price per note that we will pay you to redeem the notes upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the notes.

Because the Redemption Amount is based on the Index Closing Level at the end of the Index Business Day after a notice of redemption is received, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes.

Ticker Symbols

Trading price:	FNGD
Intraday indicative value:	FNGDIV
Intraday Index value:	NYFANGT<Index>

PS-5

Selected Risk Considerations

An investment in the notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” below.

•	You may lose some or all of your principal — The notes do not guarantee any return on your initial investment. The notes are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount. If the decrease in the level of the Index during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are less than the Initial Index Level.

•	The Daily Interest may be negative — Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your notes at maturity, call or redemption.

•	Correlation and compounding risk — A number of factors may affect the notes’ ability to achieve a high degree of correlation with the performance of the Index, and there is a significant possibility that the notes will not achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the notes is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the notes for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. Further, significant adverse performances of the notes may not be offset by subsequent beneficial performances of equal magnitude.

•	Daily reset — Because the leverage of the notes is generally only reset once each day, it is likely that due to intraday changes in the level of the Index, the leverage at any point during an Index Business Day can be higher or lower than the target leverage, which is -3.0.

•	Path dependence — The return on the notes will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the notes, or over the term which you hold the notes, the value of the notes will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the notes will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the notes. It is possible that you will suffer significant losses in the notes, even if the long-term performance of the Index is negative. Accordingly, the returns on the notes may not correlate with returns on the Index over periods of longer than one day.

•	Long holding period risk — The notes are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the notes should be purchased by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the notes, even intraday. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and any negative Daily Interest, and the Redemption Fee Amount, if applicable).

PS-6

•	Potential total loss of value — If the closing Indicative Note Value of the notes is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the notes and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

•	Leverage risk — The notes are three times leveraged and, as a result, the notes will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the notes may be greater or less than -3.0 during any given Index Business Day if the level of the Index on any Exchange Business Day has increased or decreased from the Index Closing Level on the preceding Index Business Day. Volatility of the level of the Index may have a significant negative effect on the value of the notes.

•	Market risk — The return on the notes, which may be positive or negative, is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, as measured by the Index Performance Factor, and which, in turn, is affected by a variety of market and economic factors affecting the Index constituents, such as interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

•	Credit of issuer — The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the notes prior to maturity, call or early redemption. In addition, in the event Bank of Montreal was to default on its obligations, you may not receive any amounts owed to you under the terms of the notes.

•	The Index has a limited actual performance history — The Index was launched on September 26, 2017. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the notes may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

•	The Index lacks diversification and is concentrated in two sectors, and has a limited number of Index constituents — All of the stocks included in the Index are issued by companies whose primary lines of business are in the technology, media & communications and consumer discretionary sectors. As a result, the notes will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the Index constituents represents 10% of the weight of the Index as of each quarterly reconstitution date (based on the current 10 Index constituents). Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the notes. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the notes.

•	A trading market for the notes may not develop — Although the notes are listed on the NYSE, a trading market for the notes may not develop. Certain of our affiliates may engage in limited purchase and resale transactions in the notes, although they are not required to and may stop at any time. We are not required to maintain any listing of the notes on the NYSE or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the notes. We may suspend or cease sales of the notes at any time, at our discretion. Therefore, the liquidity of the notes may be limited.

•	The Intraday Indicative Value is not the same as the trading price of the notes in the secondary market — The Intraday Indicative Value of the notes is calculated by ICE Data Indices, LLC (“ICE Data”) and published every 15 seconds on each Exchange Business Day during normal trading hours to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol FNGDIV so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value calculation uses, for the Intraday Index Performance Factor, the intraday level of the Index as of the time of calculation, which could adversely affect the value of the notes. The Intraday Indicative Value also does not reflect intraday changes in the leverage. See “Intraday Value of the Index and the Notes — Intraday Indicative Note Values.” The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at that time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at that time.

PS-7

•	Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when that premium is no longer present in the market place or the notes are called — Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when that premium is no longer present in the market place or if the notes are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the notes on each Index Business Day during the Call Measurement Period. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

•	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as an agent of the issuer for the offering of the notes, making certain calculations and determinations that may affect the value of the notes and hedging our obligations under the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you. Our affiliates will, among other things, calculate the arithmetic mean of the closing Indicative Note Values and the Redemption Fee Amount, where applicable, make determinations with respect to Market Disruption Events, splits and reverse splits of the notes and the replacement of the Index with a successor index. Any exercise by us of our call right could present a conflict between your interest in the notes and our interests in determining whether to call the notes. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes upon a call. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the notes.

•	Call right — We may elect to redeem all outstanding notes at any time, as described under “Specific Terms of the Notes — Call Right.” If we exercise our call right, the Call Settlement Amount may be less than the principal amount of your notes.

•	Minimum redemption amount — You must elect to redeem at least 25,000 notes for us to repurchase your notes, unless we determine otherwise or your broker or other financial intermediary bundles your notes for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the notes may be limited.

•	Your redemption election is irrevocable — You will not be able to rescind your election to redeem your notes after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

•	Owning the notes is not the same as owning any of the Index constituents — The return on the notes may not reflect the return you would realize if you actually owned any of the Index constituents.

•	Uncertain tax treatment — Significant aspects of the tax treatment of the notes are uncertain. You should consult your own tax adviser about your own tax situation.

PS-8

The notes may be a suitable investment for you if:

•     You seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, in which case you are willing to accept the risk of fluctuations in the technology, media & communications and consumer discretionary sectors.

•     You understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily inverse leverage, and (ii) the consequences of seeking leveraged investment results generally.

•     You believe the level of the Index will decrease during the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

•     You are a sophisticated investor, understand path dependence of investment returns and you seek a short-term investment in order to manage daily trading risks.

•     You understand that the notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective.

•     You are willing to accept the risk that you may lose some or all of your investment.

•     You are willing to hold securities that may be redeemed early by us, under our call right.

•     You are willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index, and are willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Index constituents to the extent they are reflected in the level of the Index.

•     You understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are willing to actively and frequently monitor your investment in the notes.

The notes may not be a suitable investment for you if:

•     You believe that the level of the Index will increase during the term of the notes or the level of the Index will not decrease by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

•     You are not willing to accept the risk that you may lose some or all of your investment.

•     You are not willing to hold securities that may be redeemed early by us, under our call right.

•     You do not seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, in which case you are not willing to accept the risk of fluctuations in the technology and consumer discretionary sectors.

•     You do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily inverse leverage, and (ii) the consequences of seeking leveraged investment results generally.

•     You are not a sophisticated investor, do not understand path dependence of investment returns and you seek an investment for purposes other than managing daily trading risks.

•     You do not understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are not willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index, or you are not willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Index constituents to the extent they are reflected in the level of the Index.

•     You are not willing to actively and frequently monitor your investment in the notes.

•     You are not willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

PS-9

•     You are willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You do not seek a pre-determined amount of current income from your investment.

•     You are not seeking an investment for which there will be an active secondary market.

•     You are comfortable with the creditworthiness of Bank of Montreal, as issuer of the notes.

•     You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

•     You seek an investment for which there will be an active secondary market.

•     You are not comfortable with the creditworthiness of Bank of Montreal as issuer of the notes.

PS-10

About the Index

The level of the Index is calculated and published by ICE Data Indices, LLC (the “Index Calculation Agent” and “Index Sponsor”) and disseminated by Bloomberg approximately every one second (assuming the level of the Index has changed within such interval) from 9:30 a.m. to 6:00 p.m., New York City time. A daily Index Closing Level is published at approximately 4:30 p.m., New York City time, on each Index Business Day. Index information, including the level of the Index, is available from Bloomberg under the symbol “NYFANGT <Index>”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index during the Final Measurement Period or on the applicable Redemption Measurement Date or Call Calculation Date, as the case may be.

Tax Consequences

For important information about tax consequences, please see the section entitled “Supplemental Tax Considerations.”

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

PS-11

RISK FACTORS

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the Maturity Date. Investing in the notes is not equivalent to investing directly in the Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the risk factors beginning on page S-2 of the prospectus supplement and page 9 of the prospectus, you should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes are linked to the inverse performance of the Index.

Your investment in the notes is linked to the inverse, or “short”, performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your notes will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your notes.

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect a three times daily resetting leveraged participation in the inverse performance of the Index minus the Daily Investor Fee, any negative Daily Interest and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this pricing supplement. Because these fees and charges will reduce the payments on the notes, the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to have decreased over the term of the notes by an amount, after giving effect to the daily resetting inverse leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the decrease in the Index Closing Levels, as measured during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, have decreased since the Initial Trade Date.

The negative effect of the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount are in addition to the losses that may be caused by the daily resetting leverage of the notes and volatility in the Index. See “—Leverage increases the sensitivity of your notes to changes in the level of the Index,” “—The notes are not suitable for investors with longer-term investment objectives” and “—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged investment results” below.

The notes are not suitable for investors with longer-term investment objectives.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents.

PS-12

Investors should carefully consider whether the notes are appropriate for their investment portfolio. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. As discussed below, because the notes are meant to provide leveraged inverse exposure to changes in the daily Index Closing Level, their performance over months or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). It is possible for the level of the Index to decrease over time while the market value of the notes declines over time. You should proceed with extreme caution in considering an investment in the notes.

The notes seek to provide a daily resetting leveraged inverse return based on the performance of the Index (as adjusted for costs and fees) over a period of a single day. The notes do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The daily resetting leverage is expected to cause the notes to experience a “decay” effect, which will impair the performance of the notes if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the likely tendency of the notes to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the notes even if the performance of the Index is flat (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes should be purchased only by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. The notes are not appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day. See “Hypothetical Examples—Illustrations of the “Decay” Effect on the Notes” below.

In addition, the daily resetting leverage feature will result in leverage relative to the closing Indicative Note Value that may be greater or less than the stated leverage factor if the value of the notes has changed since the beginning of the day in which you purchase the notes.

Even if held for only one day, the notes are highly vulnerable to sudden large changes in the level of the Index.

Because the notes reflect leveraged inverse exposure to the change in the level of the Index from one day to the next, the notes will experience magnified losses if the Index sharply declines over that one-day period. For example, given the Daily Leverage Factor of 3, a 5% increase in the level of the Index over a given one-day period will result in a 15% loss on the notes for that one-day period, a 10% increase in the level of the Index over a given one-day period will result in a 30% loss on the notes for that one-day period and an approximately 33.33% increase in the level of the Index over a given one-day period will result in a 100% loss on the notes for that one-day period, in each case leaving aside the effects of the applicable fees.

If the Intraday Indicative Value for the notes is equal to or less than $0 at any time during an Exchange Business Day, or the closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes under these circumstances, and you will not receive any payments on the notes.

PS-13

Even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have decreased since the Initial Index Level, you may receive less than the principal amount of your notes due to the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell the notes. Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Index Business Day on which the Daily Interest Rate is negative. On those Index Business Days, the Daily Interest will be subtracted from the Deposit Amount. In addition, if you elect to require us to redeem your notes prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Indicative Note Value. If the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have decreased insufficiently to offset the cumulative negative effect of these fees and charges, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

Leverage increases the sensitivity of your notes to changes in the level of the Index.

Because your investment in the notes is linked to a three times leveraged, compounded daily, participation in the inverse performance of the Index, changes in the level of the Index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. In particular, any increase in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon redemption, and you will suffer losses on your investment in the notes substantially greater than you would if the terms of the notes did not contain leverage. Accordingly, as a result of this daily resetting leverage and without taking into account any positive effect of the Daily Interest and the cumulative negative effect of the Daily Investor Fee, if the level of the Index increases over the term of the notes, the daily resetting leverage will magnify any losses at maturity, call or upon redemption.

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

The notes will be subject to risks, including non-payment in full, under Canadian Bank Resolution Powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where we have ceased, or are about to cease, to be viable, assume temporary control or ownership of us and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of our assets, and the power to carry out or cause us to carry out a transaction or a series of transactions the purpose of which is to restructure our business. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act (Canada) (the “Bank Act”), the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as domestic systemically important banks, which include us.

PS-14

If the CDIC were to take action under the Canadian bank resolution powers with respect to us, this could result in holders of the notes being subject to losses. As a result, you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the CDIC were to take action under the Canadian bank resolution powers, and that any remaining outstanding notes may be of little value at the time of the exercise of these powers and thereafter.

There is no limitation on the type of Order that may be made where it has been determined that we have ceased, or are about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers.

You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis. As such, the notes will be more volatile than a non-leveraged investment linked to the Index. You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting inverse leveraged investment results.

The notes require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The notes are risky and are not suitable for investors who plan to hold them for periods greater than a single day. The notes are designed to achieve their stated investment objective on a daily basis, but the performance of the notes over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index and the Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents. Accordingly, there is a significant possibility that the returns on the notes will not correlate with returns on the Index over periods longer than one day.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. The notes entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant three times inverse leverage on a daily basis, and the consequences of seeking daily inverse leveraged investment results generally. Investing in the notes is not equivalent to a direct investment in the Index constituents because the notes reset their theoretical leveraged exposure to the Index on a daily basis (subject to the occurrence of a Market Disruption Event). This resetting of the leverage will impair the performance of the notes if the Index experiences volatility from day to day, and such performance is dependent on the path of daily returns during an investor’s holding period. If the notes experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat. In addition, the notes are meant to provide leveraged inverse exposure to changes in the Index Closing Level, which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable).

The amount you receive at maturity, call or redemption will be contingent upon the compounded leveraged inverse daily performance of the Index during the term of the notes. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. Significant adverse daily performances for the notes may not be offset by any beneficial daily performances of the same magnitude.

PS-15

Due to the effect of compounding, if the Indicative Note Value increases, any subsequent increase of the level of the Index will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value increases, the dollar amount that you can lose in any single Index Business Day from an increase of the level of the Index will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Indicative Note Value and, consequently, a larger Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can lose from any increase will be greater than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value increases, you could lose more than 3% of your initial investment for each 1% daily increase of the level of the Index.

Due to the effect of compounding, if the Indicative Note Value decreases, any subsequent decrease of the level of the Index will result in a smaller dollar increase on the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value decreases, the dollar amount that you can gain in any single Index Business Day from a decrease of the level of the Index will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Indicative Note Value and, consequently, a smaller Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can gain from any decrease of the level of the Index will be less than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value decreases, it will take larger daily decreases of the level of the Index to restore the value of your investment back to the amount of your initial investment than would have been the case if the Indicative Note Value were maintained at a constant level. Further, if you invest in the notes, you could gain less than 3% of your initial investment for each 1% daily decrease of the level of the Index.

The Indicative Note Value is reset daily, and the leverage of the notes during any given Exchange Business Day may be greater than or less than -3.0.

The Indicative Note Value is reset daily based on the Index Closing Level. Resetting the Indicative Note Value has the effect of resetting the then-current leverage to approximately -3.0. During any given Exchange Business Day, the leverage of the notes will depend on intraday changes in the level of the Index and may be greater or less than -3.0. If the level of the Index on any Exchange Business Day has increased from the Index Closing Level on the preceding Index Business Day, the leverage of the notes will be greater than -3.0 (e.g., -3.3, -4.0, -6.0); conversely, if the level of the Index on any Exchange Business Day has decreased from the Index Closing Level on the preceding Index Business Day, the leverage of the notes will be less than -3.0 (e.g., -2.0, -1.0, -0.5). Thus, the leverage of the notes at the time that you purchase them may be greater or less than the target leverage of -3.0, depending on the performance of the Index since the leverage was reset. See “— The notes are subject to intraday purchase risk” below.

The notes are subject to our call right, which may result in a forced early redemption and a potential loss on your investment.

We may, in our sole discretion, redeem all, but not less than all, of the notes on any Index Business Day through and including the Maturity Date. If we exercise this call right, the term of the notes will be reduced. Upon redemption, you will receive, for each note called, a cash payment on the Call Settlement Date equal to the Call Settlement Amount, which will be equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount may be less than the price you paid for the notes, and you may lose some, or all, of your initial investment.

On the Call Settlement Date, BMO will redeem the notes and, in exchange, will pay investors holding the notes an amount in cash equal to the Call Settlement Amount. Once redeemed, the notes will cease to be outstanding on the Call Settlement Date and investors will have no further rights under the notes after the Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

PS-16

If we exercise our call right, the Call Settlement Amount will be determined over a five-day Call Measurement Period, and you will not participate in any future performance of the Index after such Call Measurement Period.

If we exercise our call right, the Call Measurement Period will consist of five consecutive Index Business Days. If the level of the Index increases on one or more Index Business Days in the Call Measurement Period, the Call Settlement Amount will be adversely affected, and any such increase could offset decreases on other Index Business Days in the Call Measurement Period.

In addition, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. Once the Call Measurement Period concludes, the Call Settlement Amount will be determined and you will no longer have the ability to participate in the future performance of the Index. Therefore, if the level of the Index decreases between the last Index Business Day in the Call Measurement Period and the Call Settlement Date, you will not participate in any such decrease and may lose out on substantial gains.

The exercise of our call right may adversely affect the value of, or your ability to sell, your notes in the secondary market.

Our election to exercise our call right may adversely affect your ability to sell your notes, and/or the price at which you may be able to sell your notes in the secondary market prior to the Call Settlement Date.

Investors who purchase the notes in the secondary market at a price greater than the Call Settlement Amount will incur a loss if the notes are called. Similarly, investors who sell the notes in the secondary market at a price below the Call Settlement Amount that they would have received had they held the notes through the Call Settlement Date will forgo the opportunity to receive a higher amount and will experience a lower return than if they had held the notes until the Call Settlement Date. In either case, investors may suffer losses, which could be significant. No additional compensation will be paid for the loss of the potential investment opportunity of holding the notes.

We will exercise our call right without taking your interests into account. Consequently, a potential conflict between our interests and those of the noteholders exists with respect to our call right.

If we exercise our call right, the Call Settlement Amount may be less than the closing Indicative Note Value at the time we give notice.

The Call Settlement Amount will be based on the average of the closing Indicative Note Values during the Call Measurement Period, which will commence after the date we deliver the call notice. The level of the Index and closing Indicative Note Value may fluctuate significantly between the date we deliver the call notice and the Call Measurement Period—including as a result of trading activity by us or our affiliates—potentially resulting in a Call Settlement Amount that is lower than both your purchase price and the indicative value at the time of the call notice.

If we exercise or call right, we will cause a call notice to be delivered solely to DTC.

If we exercise our call right, we will cause a call notice to be delivered solely to DTC, in accordance with its applicable policies and procedures. The notes will be issued in book-entry form and represented by a global security deposited with, and registered in the name of, DTC or its nominee. Accordingly, DTC will be the sole registered holder of the notes, and beneficial owners will not receive notices directly from us.

Beneficial owners should contact their broker, bank, or other intermediary through which they hold notes to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

PS-17

The Index Closing Level used to calculate the payment at maturity, call or upon a redemption may be greater than the Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes.

The Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes, including dates near the Final Measurement Period or the Call Measurement Period, as applicable, could be less than any of the Index Closing Levels during the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Index Closing Level after the Final Measurement Period or the Call Measurement Period, as applicable, or if there is a significant increase in the Index Closing Level around the Final Measurement Period or the Call Measurement Period, as applicable, or if there is significant volatility in the Index Closing Levels during the term of the notes.

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, you must request that we redeem at least 25,000 notes on any Business Day commencing on the first Redemption Date (which was January 26, 2018) through and including the Final Redemption Date. If you own fewer than 25,000 notes, you will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the Index increases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to satisfy the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Date is the Index Business Day following the applicable Redemption Notice Date. You will not know the Redemption Amount until after the Redemption Measurement Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the applicable Redemption Measurement Date. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

PS-18

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the closing Indicative Note Values during the Final Measurement Period or the Call Measurement Period, or on a Redemption Measurement Date, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the determination of the Index Closing Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Specific Terms of the Notes — Market Disruption Events”) is postponed to the last possible day and the Index Closing Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level on such last possible day. See “Specific Terms of the Notes — Market Disruption Events” for more information. Because the Calculation Agent is our affiliate, its interests in making a determination of this kind may be adverse to the interests of holders of the notes.

Significant aspects of the tax treatment of the notes are uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are considering whether, among other issues, an investor in prepaid forward contracts or other similar instruments should be required to accrue income over the term of an instrument such as the notes even though that investor will not receive any payments with respect to the notes until maturity (or early redemption) and whether all or part of the gain an investor may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental Tax Considerations” in this pricing supplement. You should consult your tax adviser about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Value at any point in time of an Index Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the market place or the notes are called, in which case investors will receive a cash payment based on the closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

PS-19

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday Index value is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes are listed on the NYSE under the ticker symbol “FNGD.” However, no assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained.

Although the title of the notes includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the notes on the NYSE or any other exchange. The notes may cease to be listed on the NYSE or any other exchange because we elect in our sole discretion to discontinue the listing of the notes on any exchange. We may elect to discontinue the listing of the notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the notes. In addition, the notes may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange. For example, in the event that there is a material change in the Index that causes the Index to no longer meet the exchange’s listing requirements.

If the notes cease to be listed on the NYSE or any other exchange, the liquidity of the notes is likely to be significantly adversely affected and the notes may trade at a significant discount to their indicative value. If the notes ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title. If the notes are delisted, they will no longer trade on a national securities exchange and the liquidity of the notes is likely to be significantly adversely affected. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the notes; however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The NYSE may halt trading in the notes or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the notes.

Trading in the notes may be halted due to market conditions or, in light of the NYSE’s rules and procedures, for reasons that, in the view of the NYSE, make trading in the notes inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility. In addition, the notes may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the notes within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the value of the notes declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your notes for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the NYSE. In that circumstance, by the time you are finally able to sell your notes, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell notes may be restricted when there is a significant change from the previous day’s official closing price. The NYSE’s rules relating to these matters are subject to change from time to time.

PS-20

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold at least 25,000 notes.

As stated on the cover of this pricing supplement, we sold a portion of the notes on the Initial Trade Date, and the remainder of the notes may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that you must request that we redeem a minimum of 25,000 notes on any Redemption Date.

We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.

In our sole discretion, we may decide to issue and sell additional notes from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. The price of the notes in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such notes. Additionally, any notes held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time. If we start selling additional notes, we may stop selling additional notes for any reason, which could materially and adversely affect the price and liquidity of such notes in the secondary market.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Note Value could lead to significant losses if you sell those notes at a time when that premium is no longer present in the marketplace or if the notes are called at our option. If we call the notes prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisers before purchasing or selling the notes, especially if they are trading at a premium.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Index and the prices of the Index constituents;
•	the time to maturity of the notes;
•	the market price and expected distributions on the Index constituents;
•	interest and yield rates in the market generally;

PS-21

•	supply and demand for the notes, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the notes (supply and demand for the notes will be affected by the total issuance of notes, and we are under no obligation to issue additional notes to increase the supply);
•	the amount of the Daily Investor Fee on the relevant date of determination;
•	whether the Daily Interest has been negative or positive;
•	the Index constituents and changes to those Index constituents over time;
•	whether the notes have been delisted from the NYSE;
•	economic, financial, political, regulatory, judicial, military and other events that affect the Index constituents or that affect markets generally and which may affect the Index Closing Level; and
•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the notes, you may receive significantly less than the amount that you paid for them.

The notes are subject to intraday purchase risk.

The notes may be purchased in the secondary market at prices other than the closing Indicative Note Value, which will have an effect on the effective leverage amount of the notes. Because the exposure is fixed after the close of each trading day (subject to the occurrence of a Market Disruption Event) and does not change intraday as the level of the Index moves in favor of the notes (i.e., the level of the Index decreases), the actual exposure in the notes decreases. The reverse is also true. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing a note intraday given the movement of the level of the Index since the closing level of the Index on the prior Index Business Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the Index Business Day. The table below assumes the closing Indicative Note Value for the notes was $50 on the prior Index Business Day and the closing level of the Index on the prior Index Business Day was 100.00.

PS-22

A	B	C	D	E
Index Level	% Change in Index	Hypothetical Price for -3x Notes C=$50*(1-3*B)	Hypothetical Notional Exposure for -3x Notes D=$50*(1+B)*-3	Effective Leverage Amount of -3x Notes E=D/C
120.00	20%	$20.00	-$180.00	-9.00
115.00	15%	$27.50	-$172.50	-6.27
110.00	10%	$35.00	-$165.00	-4.71
105.00	5%	$42.50	-$157.50	-3.71
104.00	4%	$44.00	-$156.00	-3.55
103.00	3%	$45.50	-$154.50	-3.40
102.00	2%	$47.00	-$153.00	-3.26
101.00	1%	$48.50	-$151.50	-3.12
100.00	0%	$50.00	-$150.00	-3.00
99.00	-1%	$51.50	-$148.50	-2.88
98.00	-2%	$53.00	-$147.00	-2.77
97.00	-3%	$54.50	-$145.50	-2.67
96.00	-4%	$56.00	-$144.00	-2.57
95.00	-5%	$57.50	-$142.50	-2.48
85.00	-15%	$72.50	-$127.50	-1.76
80.00	-20%	$80.00	-$120.00	-1.50

The table above shows that if the level of the Index increases during the Index Business Day, your effective exposure increases from three times leveraged short. For example, if the level of the Index increases by 20%, your effective exposure increases from -3x to -9x.

The table above also shows that if the level of the Index decreases during the Index Business Day, your effective exposure decreases from three times leveraged short. For example, if the level of the Index decreases by 20%, your effective exposure decreases from -3x to -1.5x.

Risks Relating to Conflicts of Interest and Hedging

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Index or any of the Index constituents.

You should not take our offering of the notes as an expression of our views about how the Index or any of the Index constituents will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or any of the Index constituents, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Index or one or more of the Index constituents that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this pricing supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We are not currently affiliated with any constituent issuer or the Index Sponsor. However, we or our affiliates may currently or from time to time in the future engage in business with a constituent issuer or the Index Sponsor. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the Index Sponsor or any of the constituent issuers disclosed by the Index Sponsor, the Index Calculation Agent or the constituent issuers.

PS-23

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index or one or more Index constituents. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index or one or more Index constituents at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not positively affect the level of the Index or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

These hedging activities may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

Bank of Montreal or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents, the constituent issuers or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could positively affect the market price of the Index constituents and the level of the Index and, therefore adversely affect the market value of the notes. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any constituent issuers, the Index constituents or the Index. By introducing competing products into the market place in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the constituent issuers, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the constituent issuers, and we will not disclose any such information to you. Any prospective purchaser of notes should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index or the Index constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. By introducing competing products into the market place in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the level of the Index and of each of the Index constituents, and therefore the market value of the notes.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the constituent issuers and the Index constituents.

PS-24

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to BMOCM’s role as Calculation Agent.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to the notes, including the Index Closing Level, the Index Performance Factor, the Indicative Note Value, the Daily Investor Fee, the Deposit Amount, the Short Index Amount, the Daily Interest, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. In performing these duties, BMOCM may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where BMOCM, as the Calculation Agent, is entitled to exercise discretion.

Risks Relating to the Index

Historical values of the Index should not be taken as an indication of the future performance of the Index during the term of the notes.

It is impossible to predict whether the value of the Index will fall or rise. The value of the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Index. Accordingly, any historical values of the Index do not provide an indication of the future performance of the Index.

Changes that affect the Index may adversely affect the value of the notes and any payments on the notes.

The policies of the Index Sponsor concerning the calculation of the Index and the addition, deletion or substitution of the Index constituents and the manner in which the Index Sponsor takes account of certain changes affecting such Index constituents may affect the value of the Index and, therefore, may affect the value of the notes and any payments on the notes. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the notes.

We cannot control actions by any of the unaffiliated companies whose securities are included in the Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the Index Closing Level on any date and the value of the notes. We are not affiliated with any of the companies whose securities are included in the Index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

We and our affiliates have no affiliation with the Index Sponsor and have not independently verified its public disclosure of information.

We and our affiliates are not affiliated in any way with the Index Sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the Index and the Index Sponsor contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor will not be involved in the offering of the notes made hereby in any way nor will have any obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

PS-25

An investment in the notes is subject to risks associated with investing in stocks in the relevant sectors.

The stocks included in the Index are stocks of companies whose primary business is directly associated with the technology, media & communications and consumer discretionary sectors. Therefore, an investment in the notes exposes investors to risks associated with investments in the stocks of companies in those sectors. The value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the relevant sectors than a different investment linked to a more broadly diversified group of underlying stocks. Because the notes provide inverse or “short” exposure to the Index, investors are exposed to the risks associated with these sectors to the extent those sectors are performing well and result in the level of the Index increasing and, therefore, a decrease the value of the notes.

The Index may be disproportionally affected by the performance of a small number of stocks.

The Index includes only 10 Index constituents, which is a relatively small number of stocks. As a result, poor performance by one or more of the Index constituents, including as a result of events negatively affecting one or more of the Index constituents, may have a significant adverse effect on the Index Closing Level even if none of the other Index constituents are affected by such events. In addition, given the effect to leverage, negative changes in the performance of one Index constituent will be magnified and have a material adverse effect on the Index Closing Level and the value of the notes.

The Index uses a proprietary selection methodology, which may not select the Constituent Issuers in the same manner as would other index providers or market participants.

Using a proprietary methodology discussed below, the Index seeks to identify Constituent Issuers that exhibit characteristics of high-growth technology and Internet/media stocks. The Index Sponsor’s methodology, to some extent, involves subjective judgments, and there can be no assurance that any or all Constituent Issuers included in the Index would be selected by other market participants using a similar selection process. See “The Index—Selection of Index Components.”

PS-26

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate how the notes would perform at maturity in hypothetical circumstances, and are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the notes are not indicative of the future results of the Index or the notes. The actual performance of the Index and the notes will vary, perhaps significantly, from the examples illustrated below.

For ease of review, the following examples cover a 22-day period. However, the notes are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The notes are designed to reflect a 3x leveraged inverse exposure to the performance of the Index on a daily basis (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). However, due to the daily resetting leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The notes are designed to achieve their stated investment objectives on a daily basis. The performance of the notes over longer periods of time can differ significantly from their stated daily objectives. The notes are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative. Accordingly, the notes should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the notes that are designed to provide exposure to the inverse leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. You should proceed with extreme caution in considering an investment in the notes.

The daily resetting of the leverage is likely to cause each note to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to a likely tendency of the notes to lose value over time. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index depreciates over the relevant time period. Although the decay effect is more likely to impact the return on the notes the longer the notes are held, the decay effect can have a significant impact on the note performance even over a period as short as two days. The notes are suitable only for sophisticated investors. If you invest in the notes, you should continuously monitor your holdings of the notes and make investment decisions at least on each trading day. Please see the section “—Illustrations of the “Decay Effect” on the Notes” below.

All of these examples assume that the US Federal Funds Effective Rate remains constant at 0% during the relevant period. The assumed US Federal Funds Effective Rate is not a prediction or indication of that rate throughout the term of the notes. The actual US Federal Funds Effective Rate will fluctuate over time and we cannot predict the actual US Federal Funds Effective Rate on any day.

We have included examples in which the level of the Index alternatively decreases and increases at a constant rate of 3.00% per day, with the level of the Index dropping by one point by day 22 (Example 1) and a Note Return of -8.83%, and an example in which the level of the Index increases at a constant rate of 3.00% per day, increasing 91.6 points by day 22 (Example 2) and a Note Return of -87.48%.

Examples 3-5 highlight the effect of volatility in the Index. In Example 3, the level of the Index decreases by a constant 1% per day, with a decrease of 19.8 points by day 22 and a Note Return of 91.06%. In contrast, the Index in Example 4, at day 22, has decreased 19.6 points; however, due to the volatility of the Index on a daily basis, the Note Return is -72.82%, a 163.88% difference from the Note Return in Example 3. Example 5 also highlights the effect of volatility in the Index, in that the Index increases and decreases in a volatile manner over the 22-day period, and ends at the same level as on day one. The Note Return is -37.10% even though the level of the Index is still at 100. The following examples are based on a hypothetical Principal Amount of $50 per note and a hypothetical Initial level of the Index of 100. For ease of analysis and presentation, the examples below assume that the notes were purchased on the Initial Trade Date at the Indicative Note Value and disposed of on the Maturity Date, no Market Disruption Events occurred and that the term of the notes is 22 days. In Examples 1-5, the Daily Investor Fee and the Daily Interest assume that there are no weekends or holidays; every calendar day is assumed to be an Exchange Business Day. We have not considered a call or early redemption for simplicity.

PS-27

These examples highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. These hypothetical examples should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples and table have been rounded for convenience.

We cannot predict the actual level of the Index at any time during the term of the notes or the market value of the notes, nor can we predict the relationship between the level of the Index and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the notes will depend on the actual Index Closing Levels during the term of the notes and during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Daily Investor Fee, Daily Interest, Index volatility and the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount to be paid in respect of your notes, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in this section.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the notes are not indicative of the future results of the Index or the notes. The actual performance of the Index and the notes will vary, perhaps significantly, from the examples illustrated below.

PS-28

Example 1: The Index level alternatively decreases and increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Hypothetical Principal Amount	$50.00
Initial Index Level	100
Note Return	-8.83%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	97.0	-3.0%	0.97	$0.0013	$0.0013	-$0.0055	$199.99	$145.50	$54.49	8.99%
2	99.9	3.0%	1.03	$0.0014	$0.0027	-$0.0060	$217.97	$168.38	$49.58	-9.01%
3	96.9	-3.0%	0.97	$0.0013	$0.0040	-$0.0054	$198.32	$144.28	$54.04	8.99%
4	99.8	3.0%	1.03	$0.0014	$0.0054	-$0.0059	$216.14	$166.97	$49.17	-9.01%
5	96.8	-3.0%	0.97	$0.0013	$0.0067	-$0.0054	$196.66	$143.07	$53.58	8.99%
6	99.7	3.0%	1.03	$0.0014	$0.0081	-$0.0059	$214.33	$165.58	$48.75	-9.01%
7	96.7	-3.0%	0.97	$0.0013	$0.0094	-$0.0053	$195.01	$141.88	$53.14	8.99%
8	99.6	3.0%	1.03	$0.0014	$0.0107	-$0.0058	$212.54	$164.19	$48.35	-9.01%
9	96.7	-3.0%	0.97	$0.0013	$0.0120	-$0.0053	$193.38	$140.69	$52.69	8.99%
10	99.6	3.0%	1.03	$0.0014	$0.0134	-$0.0058	$210.76	$162.82	$47.94	-9.01%
11	96.6	-3.0%	0.97	$0.0012	$0.0146	-$0.0053	$191.76	$139.51	$52.25	8.99%
12	99.5	3.0%	1.03	$0.0014	$0.0160	-$0.0057	$208.99	$161.45	$47.54	-9.01%
13	96.5	-3.0%	0.97	$0.0012	$0.0172	-$0.0052	$190.16	$138.34	$51.81	8.99%
14	99.4	3.0%	1.03	$0.0013	$0.0186	-$0.0057	$207.24	$160.10	$47.14	-9.01%
15	96.4	-3.0%	0.97	$0.0012	$0.0198	-$0.0052	$188.56	$137.19	$51.38	8.99%
16	99.3	3.0%	1.03	$0.0013	$0.0211	-$0.0056	$205.51	$158.76	$46.75	-9.01%
17	96.3	-3.0%	0.97	$0.0012	$0.0223	-$0.0051	$186.99	$136.04	$50.95	8.99%
18	99.2	3.0%	1.03	$0.0013	$0.0237	-$0.0056	$203.79	$157.43	$46.36	-9.01%
19	96.2	-3.0%	0.97	$0.0012	$0.0249	-$0.0051	$185.42	$134.90	$50.52	8.99%
20	99.1	3.0%	1.03	$0.0013	$0.0262	-$0.0055	$202.08	$156.11	$45.97	-9.01%
21	96.1	-3.0%	0.97	$0.0012	$0.0274	-$0.0050	$183.87	$133.77	$50.10	8.99%
22	99.0	3.0%	1.03	$0.0013	$0.0287	-$0.0055	$200.39	$154.81	$45.58	-9.01%

PS-29

Example 2: The Index level increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Hypothetical Principal Amount	$50.00
Initial Index Level	100
Note Return	-87.48%
Cumulative Index Return	91.61%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	103.0	3.0%	1.03	$0.0013	$0.0013	-$0.0055	$199.99	$154.50	$45.49	-9.01%
2	106.1	3.0%	1.03	$0.0012	$0.0025	-$0.0050	$181.97	$140.57	$41.39	-9.01%
3	109.3	3.0%	1.03	$0.0011	$0.0036	-$0.0045	$165.57	$127.90	$37.66	-9.01%
4	112.6	3.0%	1.03	$0.0010	$0.0045	-$0.0041	$150.64	$116.37	$34.27	-9.01%
5	115.9	3.0%	1.03	$0.0009	$0.0054	-$0.0038	$137.06	$105.89	$31.18	-9.01%
6	119.4	3.0%	1.03	$0.0008	$0.0062	-$0.0034	$124.71	$96.34	$28.37	-9.01%
7	123.0	3.0%	1.03	$0.0007	$0.0070	-$0.0031	$113.47	$87.66	$25.81	-9.01%
8	126.7	3.0%	1.03	$0.0007	$0.0077	-$0.0028	$103.24	$79.76	$23.48	-9.01%
9	130.5	3.0%	1.03	$0.0006	$0.0083	-$0.0026	$93.94	$72.57	$21.37	-9.01%
10	134.4	3.0%	1.03	$0.0006	$0.0088	-$0.0023	$85.47	$66.03	$19.44	-9.01%
11	138.4	3.0%	1.03	$0.0005	$0.0093	-$0.0021	$77.76	$60.08	$17.69	-9.01%
12	142.6	3.0%	1.03	$0.0005	$0.0098	-$0.0019	$70.76	$54.66	$16.09	-9.01%
13	146.9	3.0%	1.03	$0.0004	$0.0102	-$0.0018	$64.38	$49.73	$14.64	-9.01%
14	151.3	3.0%	1.03	$0.0004	$0.0106	-$0.0016	$58.57	$45.25	$13.32	-9.01%
15	155.8	3.0%	1.03	$0.0003	$0.0109	-$0.0015	$53.30	$41.17	$12.12	-9.01%
16	160.5	3.0%	1.03	$0.0003	$0.0113	-$0.0013	$48.49	$37.46	$11.03	-9.01%
17	165.3	3.0%	1.03	$0.0003	$0.0115	-$0.0012	$44.12	$34.08	$10.04	-9.01%
18	170.2	3.0%	1.03	$0.0003	$0.0118	-$0.0011	$40.14	$31.01	$9.13	-9.01%
19	175.4	3.0%	1.03	$0.0002	$0.0120	-$0.0010	$36.53	$28.22	$8.31	-9.01%
20	180.6	3.0%	1.03	$0.0002	$0.0123	-$0.0009	$33.23	$25.67	$7.56	-9.01%
21	186.0	3.0%	1.03	$0.0002	$0.0125	-$0.0008	$30.24	$23.36	$6.88	-9.01%
22	191.6	3.0%	1.03	$0.0002	$0.0126	-$0.0008	$27.51	$21.25	$6.26	-9.01%

PS-30

Example 3: The Index level decreases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Hypothetical Principal Amount	$50.00
Initial Index Level	100
Note Return	91.06%
Cumulative Index Return	-19.84%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	99.0	-1.0%	0.99	$0.0013	$0.0013	-$0.0055	$199.99	$148.50	$51.49	2.99%
2	98.0	-1.0%	0.99	$0.0013	$0.0026	-$0.0056	$205.97	$152.93	$53.03	2.99%
3	97.0	-1.0%	0.99	$0.0014	$0.0040	-$0.0058	$212.12	$157.50	$54.61	2.99%
4	96.1	-1.0%	0.99	$0.0014	$0.0054	-$0.0060	$218.45	$162.21	$56.25	2.99%
5	95.1	-1.0%	0.99	$0.0015	$0.0069	-$0.0062	$224.98	$167.05	$57.93	2.99%
6	94.1	-1.0%	0.99	$0.0015	$0.0084	-$0.0063	$231.69	$172.04	$59.66	2.99%
7	93.2	-1.0%	0.99	$0.0016	$0.0100	-$0.0065	$238.61	$177.18	$61.44	2.99%
8	92.3	-1.0%	0.99	$0.0016	$0.0116	-$0.0067	$245.74	$182.47	$63.27	2.99%
9	91.4	-1.0%	0.99	$0.0016	$0.0132	-$0.0069	$253.08	$187.92	$65.16	2.99%
10	90.4	-1.0%	0.99	$0.0017	$0.0149	-$0.0071	$260.64	$193.53	$67.11	2.99%
11	89.5	-1.0%	0.99	$0.0017	$0.0167	-$0.0074	$268.42	$199.31	$69.11	2.99%
12	88.6	-1.0%	0.99	$0.0018	$0.0185	-$0.0076	$276.44	$205.26	$71.18	2.99%
13	87.8	-1.0%	0.99	$0.0019	$0.0203	-$0.0078	$284.69	$211.39	$73.30	2.99%
14	86.9	-1.0%	0.99	$0.0019	$0.0222	-$0.0080	$293.19	$217.70	$75.49	2.99%
15	86.0	-1.0%	0.99	$0.0020	$0.0242	-$0.0083	$301.95	$224.21	$77.74	2.99%
16	85.1	-1.0%	0.99	$0.0020	$0.0262	-$0.0085	$310.97	$230.90	$80.07	2.99%
17	84.3	-1.0%	0.99	$0.0021	$0.0283	-$0.0088	$320.25	$237.80	$82.46	2.99%
18	83.5	-1.0%	0.99	$0.0021	$0.0304	-$0.0090	$329.82	$244.90	$84.92	2.99%
19	82.6	-1.0%	0.99	$0.0022	$0.0326	-$0.0093	$339.67	$252.21	$87.46	2.99%
20	81.8	-1.0%	0.99	$0.0023	$0.0349	-$0.0096	$349.81	$259.74	$90.07	2.99%
21	81.0	-1.0%	0.99	$0.0023	$0.0373	-$0.0099	$360.26	$267.50	$92.76	2.99%
22	80.2	-1.0%	0.99	$0.0024	$0.0397	-$0.0102	$371.02	$275.49	$95.53	2.99%

PS-31

Example 4: The Index level decreases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Hypothetical Principal Amount	$50.00
Initial Index Level	100
Note Return	-72.82%
Cumulative Index Return	-19.63%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	89.0	-11.0%	0.89	$0.0013	$0.0013	-$0.0055	$199.99	$133.50	$66.49	32.99%
2	92.6	4.0%	1.04	$0.0017	$0.0030	-$0.0073	$265.96	$207.46	$58.51	-12.01%
3	95.3	3.0%	1.03	$0.0015	$0.0046	-$0.0064	$234.01	$180.78	$53.23	-9.01%
4	103.9	9.0%	1.09	$0.0014	$0.0059	-$0.0058	$212.92	$174.07	$38.85	-27.01%
5	109.1	5.0%	1.05	$0.0010	$0.0070	-$0.0043	$155.40	$122.38	$33.02	-15.01%
6	121.1	11.0%	1.11	$0.0009	$0.0078	-$0.0036	$132.07	$109.95	$22.12	-33.01%
7	128.4	6.0%	1.06	$0.0006	$0.0084	-$0.0024	$88.47	$70.34	$18.13	-18.01%
8	134.8	5.0%	1.05	$0.0005	$0.0089	-$0.0020	$72.53	$57.12	$15.41	-15.01%
9	161.8	20.0%	1.20	$0.0004	$0.0093	-$0.0017	$61.64	$55.48	$6.16	-60.01%
10	127.8	-21.0%	0.79	$0.0002	$0.0094	-$0.0007	$24.65	$14.60	$10.04	62.99%
11	122.7	-4.0%	0.96	$0.0003	$0.0097	-$0.0011	$40.17	$28.93	$11.25	11.99%
12	131.3	7.0%	1.07	$0.0003	$0.0100	-$0.0012	$44.99	$36.11	$8.88	-21.01%
13	154.9	18.0%	1.18	$0.0002	$0.0102	-$0.0010	$35.54	$31.45	$4.09	-54.01%
14	165.7	7.0%	1.07	$0.0001	$0.0103	-$0.0004	$16.34	$13.11	$3.23	-21.01%
15	159.1	-4.0%	0.96	$0.0001	$0.0104	-$0.0004	$12.91	$9.29	$3.61	11.99%
16	120.9	-24.0%	0.76	$0.0001	$0.0105	-$0.0004	$14.45	$8.24	$6.22	71.99%
17	106.4	-12.0%	0.88	$0.0002	$0.0107	-$0.0007	$24.86	$16.41	$8.45	35.99%
18	92.6	-13.0%	0.87	$0.0002	$0.0109	-$0.0009	$33.81	$22.06	$11.75	38.99%
19	82.4	-11.0%	0.89	$0.0003	$0.0112	-$0.0013	$46.99	$31.36	$15.62	32.99%
20	76.6	-7.0%	0.93	$0.0004	$0.0116	-$0.0017	$62.49	$43.59	$18.90	20.99%
21	70.5	-8.0%	0.92	$0.0005	$0.0121	-$0.0021	$75.60	$52.17	$23.43	23.99%
22	80.4	14.0%	1.14	$0.0006	$0.0127	-$0.0026	$93.73	$80.15	$13.59	-42.01%

PS-32

Example 5: The Index level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Hypothetical Principal Amount	$50.00
Initial Index Level	100
Note Return	-37.10%
Cumulative Index Return	-0.02%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	102.0	2.0%	1.02	$0.0013	$0.0013	-$0.0055	$199.99	$153.00	$46.99	-6.01%
2	105.1	3.0%	1.03	$0.0012	$0.0025	-$0.0051	$187.97	$145.21	$42.76	-9.01%
3	109.3	4.0%	1.04	$0.0011	$0.0036	-$0.0047	$171.02	$133.40	$37.62	-12.01%
4	98.3	-10.0%	0.90	$0.0010	$0.0046	-$0.0041	$150.48	$101.58	$48.90	29.99%
5	100.3	2.0%	1.02	$0.0013	$0.0059	-$0.0054	$195.60	$149.64	$45.96	-6.01%
6	103.3	3.0%	1.03	$0.0012	$0.0071	-$0.0050	$183.84	$142.02	$41.82	-9.01%
7	93.0	-10.0%	0.90	$0.0011	$0.0082	-$0.0046	$167.27	$112.91	$54.36	29.99%
8	94.8	2.0%	1.02	$0.0014	$0.0096	-$0.0060	$217.43	$166.34	$51.09	-6.01%
9	96.7	2.0%	1.02	$0.0013	$0.0109	-$0.0056	$204.35	$156.33	$48.02	-6.01%
10	87.1	-10.0%	0.90	$0.0012	$0.0122	-$0.0053	$192.06	$129.65	$62.42	29.99%
11	88.8	2.0%	1.02	$0.0016	$0.0138	-$0.0068	$249.65	$190.99	$58.66	-6.01%
12	90.6	2.0%	1.02	$0.0015	$0.0153	-$0.0064	$234.64	$179.51	$55.13	-6.01%
13	81.5	-10.0%	0.90	$0.0014	$0.0168	-$0.0060	$220.53	$148.86	$71.67	29.99%
14	83.2	2.0%	1.02	$0.0019	$0.0186	-$0.0079	$286.66	$219.30	$67.36	-6.01%
15	84.8	2.0%	1.02	$0.0018	$0.0204	-$0.0074	$269.42	$206.11	$63.31	-6.01%
16	76.3	-10.0%	0.90	$0.0016	$0.0220	-$0.0069	$253.22	$170.93	$82.29	29.99%
17	77.9	2.0%	1.02	$0.0021	$0.0242	-$0.0090	$329.15	$251.81	$77.34	-6.01%
18	79.4	2.0%	1.02	$0.0020	$0.0262	-$0.0085	$309.36	$236.67	$72.69	-6.01%
19	81.0	2.0%	1.02	$0.0019	$0.0281	-$0.0080	$290.75	$222.43	$68.32	-6.01%
20	89.1	10.0%	1.10	$0.0018	$0.0298	-$0.0075	$273.27	$225.46	$47.81	-30.01%
21	90.9	2.0%	1.02	$0.0012	$0.0311	-$0.0052	$191.25	$146.31	$44.94	-6.01%
22	100.0	10.0%	1.10	$0.0012	$0.0323	-$0.0049	$179.75	$148.30	$31.45	-30.01%

PS-33

Table 1: Expected return on the notes over one year of Index performance, without giving effect to the Daily Investor Fee and the Daily Interest and assuming a constant daily inverse leverage and volatility over time.

Table 1 illustrates the effect of two factors that affect the notes’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Index Business Days per year (assumed to be 252). Table 1 shows estimated note returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged exposure, the table assumes no Daily Investor Fees and Daily Interest of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the notes’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Daily Interest were included, the notes’ performance would be different than shown.

Because the return on the notes is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, the notes might be incorrectly expected to achieve a 30% return on a yearly basis if the Index return was -10%, absent the effects of compounding. However, as Table 1 shows, with an Index volatility of 40%, and given the assumptions listed above, the notes would return -47.48%. In Table 1, shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the inverse Index performance times 3.0 leverage; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the inverse Index performance times 3.0 leverage.

This table highlights the impact of leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. This table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in this table have been rounded for convenience.

PS-34

		One Year Index Volatility
One Year Index Perfor- mance	Three Times the Inverse (-3x) of One Year Index Perfor- mance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	225%	6300.00%	6204.72%	5927.29%	5491.78%	4934.42%	4298.65%	3629.59%	2968.83%	2350.51%	1798.94%	1328.03%	942.16%	638.08%	407.28%	238.34%
-70%	210%	3603.70%	3548.56%	3388.02%	3135.98%	2813.44%	2445.52%	2058.33%	1675.95%	1318.12%	998.93%	726.41%	503.10%	327.13%	193.56%	95.80%
-65%	195%	2232.36%	2197.64%	2096.54%	1937.82%	1734.70%	1503.01%	1259.18%	1018.38%	793.04%	592.04%	420.42%	279.80%	168.98%	84.87%	23.30%
-60%	180%	1462.50%	1439.24%	1371.51%	1265.18%	1129.11%	973.89%	810.54%	649.23%	498.27%	363.61%	248.64%	154.43%	80.20%	23.85%	-17.40%
-55%	165%	997.39%	981.06%	933.49%	858.81%	763.24%	654.23%	539.50%	426.21%	320.18%	225.61%	144.86%	78.70%	26.56%	-13.02%	-41.99%
-50%	150%	700.00%	688.09%	653.41%	598.97%	529.30%	449.83%	366.20%	283.60%	206.31%	137.37%	78.50%	30.27%	-7.74%	-36.59%	-57.71%
-45%	135%	501.05%	492.10%	466.05%	425.15%	372.80%	313.10%	250.26%	188.21%	130.14%	78.34%	34.11%	-2.13%	-30.68%	-52.36%	-68.22%
-40%	120%	362.96%	356.07%	336.00%	304.50%	264.18%	218.19%	169.79%	121.99%	77.27%	37.37%	3.30%	-24.61%	-46.61%	-63.30%	-75.53%
-35%	105%	264.13%	258.71%	242.93%	218.15%	186.44%	150.26%	112.20%	74.60%	39.42%	8.04%	-18.75%	-40.71%	-58.01%	-71.14%	-80.75%
-30%	90%	191.55%	187.20%	174.57%	154.73%	129.34%	100.38%	69.90%	39.80%	11.63%	-13.50%	-34.95%	-52.53%	-66.38%	-76.89%	-84.59%
-25%	75%	137.04%	133.51%	123.23%	107.10%	86.46%	62.91%	38.13%	13.66%	-9.24%	-29.67%	-47.11%	-61.40%	-72.66%	-81.21%	-87.47%
-20%	60%	95.31%	92.40%	83.94%	70.65%	53.64%	34.24%	13.82%	-6.35%	-25.22%	-42.05%	-56.42%	-68.20%	-77.48%	-84.52%	-89.67%
-15%	45%	62.83%	60.41%	53.35%	42.27%	28.09%	11.91%	-5.11%	-21.92%	-37.65%	-51.69%	-63.67%	-73.48%	-81.22%	-87.09%	-91.39%
-10%	30%	37.17%	35.13%	29.19%	19.85%	7.91%	-5.72%	-20.06%	-34.22%	-47.48%	-59.30%	-69.39%	-77.66%	-84.18%	-89.13%	-92.75%
-5%	15%	16.64%	14.90%	9.84%	1.91%	-8.25%	-19.84%	-32.03%	-44.07%	-55.34%	-65.39%	-73.98%	-81.01%	-86.55%	-90.76%	-93.83%
0%	0%	0.00%	-1.49%	-5.82%	-12.63%	-21.34%	-31.27%	-41.73%	-52.05%	-61.71%	-70.33%	-77.69%	-83.72%	-88.47%	-92.07%	-94.71%
5%	-15%	-13.62%	-14.90%	-18.65%	-24.53%	-32.05%	-40.63%	-49.66%	-58.58%	-66.92%	-74.37%	-80.73%	-85.93%	-90.04%	-93.15%	-95.43%
10%	-30%	-24.87%	-25.99%	-29.24%	-34.36%	-40.90%	-48.36%	-56.22%	-63.97%	-71.23%	-77.71%	-83.24%	-87.77%	-91.34%	-94.04%	-96.03%
15%	-45%	-34.25%	-35.23%	-38.08%	-42.55%	-48.28%	-54.81%	-61.68%	-68.47%	-74.82%	-80.49%	-85.33%	-89.29%	-92.42%	-94.79%	-96.52%
20%	-60%	-42.13%	-42.99%	-45.50%	-49.44%	-54.48%	-60.23%	-66.28%	-72.25%	-77.84%	-82.83%	-87.09%	-90.58%	-93.33%	-95.41%	-96.94%
25%	-75%	-48.80%	-49.56%	-51.78%	-55.27%	-59.72%	-64.81%	-70.16%	-75.45%	-80.40%	-84.81%	-88.58%	-91.66%	-94.10%	-95.94%	-97.29%
30%	-90%	-54.48%	-55.16%	-57.13%	-60.23%	-64.20%	-68.72%	-73.48%	-78.17%	-82.57%	-86.49%	-89.84%	-92.59%	-94.75%	-96.39%	-97.59%
35%	-105%	-59.36%	-59.96%	-61.72%	-64.49%	-68.03%	-72.07%	-76.31%	-80.51%	-84.44%	-87.94%	-90.93%	-93.38%	-95.31%	-96.78%	-97.85%
40%	-120%	-63.56%	-64.10%	-65.68%	-68.16%	-71.33%	-74.95%	-78.76%	-82.53%	-86.05%	-89.19%	-91.87%	-94.07%	-95.80%	-97.11%	-98.07%
45%	-135%	-67.20%	-67.69%	-69.11%	-71.34%	-74.20%	-77.46%	-80.88%	-84.27%	-87.44%	-90.27%	-92.68%	-94.66%	-96.22%	-97.40%	-98.27%
50%	-150%	-70.37%	-70.81%	-72.10%	-74.11%	-76.69%	-79.64%	-82.73%	-85.79%	-88.66%	-91.21%	-93.39%	-95.18%	-96.58%	-97.65%	-98.43%
55%	-165%	-73.15%	-73.55%	-74.71%	-76.54%	-78.88%	-81.54%	-84.35%	-87.12%	-89.72%	-92.03%	-94.01%	-95.63%	-96.90%	-97.87%	-98.58%
60%	-180%	-75.59%	-75.95%	-77.01%	-78.67%	-80.80%	-83.22%	-85.77%	-88.29%	-90.65%	-92.76%	-94.55%	-96.02%	-97.18%	-98.06%	-98.71%
65%	-195%	-77.74%	-78.07%	-79.04%	-80.55%	-82.49%	-84.70%	-87.03%	-89.33%	-91.48%	-93.39%	-95.03%	-96.38%	-97.43%	-98.24%	-98.82%
70%	-210%	-79.65%	-79.95%	-80.83%	-82.22%	-83.99%	-86.01%	-88.14%	-90.24%	-92.21%	-93.96%	-95.46%	-96.69%	-97.65%	-98.39%	-98.92%
75%	-225%	-81.34%	-81.62%	-82.43%	-83.70%	-85.32%	-87.18%	-89.13%	-91.05%	-92.86%	-94.46%	-95.84%	-96.96%	-97.85%	-98.52%	-99.01%

Numbers in red font highlight scenarios where the notes are expected to perform negatively. Shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the inverse Index performance times the Daily Leverage Factor; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the inverse Index performance times the Daily Leverage Factor. Please note that the table above is not a representation as to the notes’ actual returns, which may be materially different than the scenarios shown above, as a result of a variety of factors, including the decay effects described above, as well as the Daily Investor Fee and any negative Daily Interest.

PS-35

Illustrations of the “Decay” Effect on the Notes

The daily resetting of the notes’ leveraged exposure to the inverse performance of the Index is expected to cause the notes to experience a “decay” effect, which worsens over time and increases with the volatility of the Index. The decay effect refers to the tendency of the notes to lose value over time, regardless of the performance of the Index. The decay effect occurs any time the Index moves in a direction on one day that is different from the direction it moved on the prior day. If the Index decreases one day and increases the next, the resetting of the leveraged exposure based on the lower Index value after the first day means that a higher Indicative Note Value is exposed to the increase of the level of the Index on the next day than if the leveraged exposure had not been reset; and if the Index increases one day and decreases the next, the resetting of the leveraged exposure based on the lower Index value after the first day means that a lower Indicative Note Value is exposed to the decrease on the next day. One consequence of this daily resetting of leverage is that, if the Index moves in one direction from Day 0 to Day 1 and then returns to its Day 0 level on Day 2, the Closing Indicative Note Value of the notes will be lower on Day 2 than it was on Day 0, even though the closing level of the Index is the same on Day 2 as it was on Day 0. As a result of this decay effect, it is extremely likely that the value of the notes will decline to near zero (absent reverse splits) by the Maturity Date, and likely significantly sooner. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate-or long-term investment is very likely to sustain significant losses, even if the level of the Index decreases over the relevant time period. Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes are not intended to be “buy and hold” investments. Investors should actively and frequently monitor their investments in the notes on a daily or intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period.

The examples below are designed to illustrate the decay effect on the Closing Indicative Note Value of the notes over a short period of time. To isolate the decay effect, the examples below disregard the effects of the Daily Investor Fee and the Daily Interest. If the Daily Investor Fee and any negative Daily Interest were also taken into account, then the hypothetical Closing Indicative Note Values below would be even lower.

Each of the examples below illustrates hypothetical daily fluctuations in the closing level of the Index over a period of 10 Index Business Days. By showing changes over 10 Index Business Days, we are not suggesting that 10 Index Business Days is an appropriate period of time to hold the notes. Rather, we are showing changes over 10 Index Business Days to illustrate how the decay effect increases over a number of days, and to illustrate the risks of holding the notes for more than one Index Business Day. As described elsewhere in this pricing supplement, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks.

In each of the examples below, the closing level of the Index is the same at the end of the hypothetical 10 Index Business Day period as it was at the beginning of the period. We are showing examples on this basis to illustrate how the decay effect has an impact on the Closing Indicative Note Value of the notes that is independent from the directional performance of the Index. If the Index were to move in an adverse direction (i.e., higher in the case of the notes) over the relevant time period, the Closing Indicative Note Values would be lower than in the examples illustrated below.

The examples below are based on a hypothetical closing level of the Index of 100 and a hypothetical Closing Indicative Note Value of $100 at the beginning of the hypothetical 10 Index Business Day period.

PS-36

Example 1. The closing level of the Index fluctuates by 1% per day.

In this example, the Index fluctuates by 1% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	101.00	1.00%	97.00	-3.00%
2	100.00	0.00%	99.88	-0.12%
3	99.00	-1.00%	102.88	2.88%
4	100.00	0.00%	99.76	-0.24%
5	101.00	1.00%	96.77	-3.23%
6	100.00	0.00%	99.64	-0.36%
7	99.00	-1.00%	102.63	2.63%
8	100.00	0.00%	99.52	-0.48%
9	101.00	1.00%	96.54	-3.46%
10	100.00	0.00%	99.40	-0.60%

In this example, although the closing level of the Index fluctuated within a narrow range around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -0.60% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

PS-37

Example 2. The closing level of the Index fluctuates by 5% per day.

In this example, the Index fluctuates by 5% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	105.00	5.00%	85.00	-15.00%
2	100.00	0.00%	97.14	-2.86%
3	95.00	-5.00%	111.71	11.71%
4	100.00	0.00%	94.08	-5.92%
5	105.00	5.00%	79.96	-20.04%
6	100.00	0.00%	91.39	-8.61%
7	95.00	-5.00%	105.10	5.10%
8	100.00	0.00%	88.50	-11.50%
9	105.00	5.00%	75.23	-24.77%
10	100.00	0.00%	85.97	-14.03%

In this example, although the closing level of the Index fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -14.03% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

PS-38

Example 3. The closing level of the Index fluctuates by 12% per day.

In this example, the Index fluctuates by 12% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	112.00	12.00%	64.00	-36.00%
2	100.00	0.00%	84.57	-15.43%
3	88.00	-12.00%	115.02	15.02%
4	100.00	0.00%	67.96	-32.04%
5	112.00	12.00%	43.50	-56.50%
6	100.00	0.00%	57.48	-42.52%
7	88.00	-12.00%	78.17	-21.83%
8	100.00	0.00%	46.19	-53.81%
9	112.00	12.00%	29.56	-70.44%
10	100.00	0.00%	39.07	-60.93%

In this example, although the closing level of the Index fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -60.93% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

In this example, the greater magnitude of the daily changes in the closing level of the Index as compared to both of the prior examples results in significantly greater decay, with a decay of -60.93%. The Closing Indicative Note Value experienced this significant decay even though the closing level of the Index concluded the hypothetical 10 Index Business Day period at the same level at which it started. As this example illustrates, the greater the daily fluctuations in the closing level of the Index (i.e., the greater the volatility), the greater the decay.

* * *

In each example, there is no change in the closing level of the Index from Day 0 to Day 10, in order to isolate the decay effect from other factors that affect the Closing Indicative Note Value. If the level of the Index increases over the same time period, that adverse Index movement would have caused the Closing Indicative Note Value to be even lower. For example, on Day 9 of Example 3 above, the level of the Index was 12% higher than it was on Day 0, and the Closing Indicative Note Value was 70.44% lower on that day than it was on Day 0, for a loss that is greater than 3 times the increase of the Index from Day 0 to Day 9.

The above examples illustrate the following important points about the decay effect over any holding period of more than one day:

The decay effect worsens over time. In each of the examples above, the closing level of the Index returns to the original level of 100 on multiple days during the 10 Index Business Day period. Each time the level returns to 100, the Closing Indicative Note Value is lower than it was on any earlier date on which the closing level was 100. The same is true for each of the other closing levels shown in the examples above.

Although the decay effect worsens over time, it can have a meaningful effect even over a period as short as two days. In Example 3 above, the closing level of the Index falls from 100 to 88 from Day 2 to Day 3 and then returns to 100 on Day 4. Although the closing level of the Index is the same on Day 4 as it was on Day 2, the Closing Indicative Note Value of the notes on Day 4 was lower, and in the case of Example 3, significantly lower, than it was on Day 2.

The decay effect worsens as volatility increases. Volatility refers to the average magnitude of daily fluctuations in the closing level of the Index over any period of time. The daily fluctuations in Example 2 are significantly larger than they are in Example 1, and the daily fluctuations in Example 3 are significantly larger than they are in Example 2. As a result, the decline in the Closing Indicative Note Value in Example 2 is significantly greater than it is in Example 1, and the decline in the Closing Indicative Note Value in Example 3 is significantly greater than it is in Example 2.

PS-39

The daily compounding of returns will adversely affect the Closing Indicative Note Value of the notes any time the closing level of the Index moves in a different direction on one day than it did on the prior day. If the closing level of the Index increases from Day 0 to Day 1 and then decreases by the same amount from Day 1 to Day 2, or if the closing level decreases from Day 0 to Day 1 and then increases by the same amount from Day 1 to Day 2, the Closing Indicative Note Value on Day 2 will be lower than it was on Day 0, even though the closing level of the Index on Day 2 is the same as it was on Day 0.

The 3-to-1 inverse leverage ratio does not hold for any period longer than one day. In Example 3 above, the 70.44% loss reflected in the Closing Indicative Note Value from Day 0 to Day 9 was approximately 5.87 times greater than the 12% decline in the closing level of the Index over the same period.

In fact, the Closing Indicative Note Value of the notes may decline significantly over any given time period even if the closing level of the Index from the beginning to the end of that time period decreases. For example, in Example 3 above, the closing level of the Index has decreased by 12% from Day 0 to Day 7, but the Closing Indicative Note Value was 21.83% lower on Day 7 than it was on Day 0.

PS-40

SPECIFIC TERMS OF THE NOTES

In this section, references to “holders” mean those who own the notes registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities — Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The notes are part of a series of debt securities entitled “Senior Medium-Term Notes, Series D” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. This pricing supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all Senior Medium-Term Notes, Series D are described in “Description of the Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. The terms described in this pricing supplement those described in the accompanying prospectus supplement and prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The notes are issued under our indenture dated as of January 25, 2010 between us and Wells Fargo Bank, National Association, as trustee, as amended and supplemented to date, which we refer to as the “indenture.”

Please note that the information about the price to the public and the net proceeds to us on the front cover of this pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We or our affiliates may, at any time and from time to time, purchase outstanding notes in the open market, by private agreement or in other transactions.

Cash Settlement Amount at Maturity

The “Maturity Date” will be January 8, 2038, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period, unless that day is not a Business Day, in which case the Maturity Date will be the following Business Day, subject to adjustment as described below under “— Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

For each note, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

On the Initial Trade Date, the Indicative Note Value of each note was equal to the original principal amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Deposit Amount on such Exchange Business Day minus (b) the Short Index Amount on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value of the notes is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value of the notes on all future Exchange Business Days will be $0 and the Cash Settlement Amount will be $0.

On the Initial Trade Date, the Deposit Amount was equal to the original principal amount plus the Short Index Amount on the Initial Trade Date, which was equal to $200. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Deposit Amount will equal (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Deposit Factor plus (b) the Daily Interest on such Exchange Business Day minus (c) the Daily Investor Fee on such Exchange Business Day.

PS-41

On the Initial Trade Date, the Short Index Amount was equal to the Daily Leverage Factor times the original principal amount, which equals $150. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on such Exchange Business Day.

The Daily Leverage Factor is 3. The Daily Deposit Factor is 4.

On the Initial Trade Date, the Index Performance Factor was set equal to 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Accordingly, if a Market Disruption Event with respect to the notes occurs or is continuing on any Index Business Day (for purposes of this paragraph, the “date of determination”) or if a Market Disruption Event with respect to the notes occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Factor for the notes on the date of determination will equal one plus the quotient of (a) the difference of (i) the closing level of the Index on the date of determination, minus (ii) the closing level of the Index on the Index Business Day immediately preceding the date of determination, divided by (b) the difference of (i) the product of the Daily Deposit Factor and the closing level of the Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination, minus (ii) the product of the Daily Leverage Factor and the closing level of the Index on the Index Business Day immediately preceding the date of determination.

On the Initial Trade Date, the Daily Interest was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Interest will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Deposit Factor times (c) the Daily Interest Rate divided by (d) 365 times (e) the number of calendar days since the last Exchange Business Day. Because the Daily Interest is calculated and added to the Deposit Amount on a daily basis, the net effect of the Daily Interest accrues over time. The Daily Interest Rate will vary in time and can become negative on certain days. On such days, the Daily Interest will also be negative.

The Daily Interest Rate will equal (a) the most recent US Federal Funds Effective Rate minus (b) 1.00%. The US Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The rate is released by the NY Federal Reserve each day at approximately 9:00 a.m. EST for the prior business day and published on Bloomberg page “FEDL01 Index”. If the Calculation Agent determines that this rate is no longer published or available, the Calculation Agent may substitute a successor rate, with any applicable adjustments, as it reasonably determines to be appropriate under the circumstances. On the days when the US Federal Funds Effective Rate is lower than 1.00%, the Daily Interest Rate will be negative.

PS-42

On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the Deposit Amount, and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

The Fee Rate is 0.95% per annum.

The “principal amount” of each note was (i) $50 per note from, and including the Initial Trade Date to, but excluding, July 20, 2020, the effective date of a 1-for-10 reverse split of the notes; (ii) $500 per note from, and including, July 20, 2020 to, but excluding, December 6, 2021, the effective date of a 1-for-20 reverse split of the notes; and (iii) $10,000 per note from, and including, December 6, 2021 to, but excluding, March 25, 2024, the effective date of a 1-for-10 reverse split of the notes. On March 25, 2024, we effected a 1-for-10 reverse split of the notes, and the principal amount from and after this date will be $100,000 per note.

You may lose some or all of your investment at maturity. Because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, reduce your final payment, the level of the Index will need to have decreased over the term of the notes in an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount you will lose some or all of your investment at maturity. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is less than the Index Closing Level on the Initial Trade Date. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, the any negative Daily Interest and the Redemption Fee Amount). In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The “Initial Index Level” is 2,466.45, which was the Index Closing Level for the Index on the Initial Trade Date.

The “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Events.”

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently ICE Data Indices, LLC.

The “Calculation Date” means December 29, 2037, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Index Sponsor publishes the Index Closing Level.

“Primary Exchange” means, with respect to each Index constituent or each component underlying a successor index, the primary exchange or market of trading such Index constituent or such component underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each component underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such component underlying a successor index.

PS-43

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below, you may submit a request on any Business Day to elect to require us to redeem your notes (subject to a minimum redemption amount of at least 25,000 notes) between and including the Redemption Dates specified below. If you so elect and have done so in compliance with the redemption procedures described below, and subject to the postponements and adjustments described under “— Market Disruption Events,” you will receive payment for the redeemed notes on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your notes. For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date will be the next Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount of 25,000 notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

The notes will be redeemed and the holders will receive payment for their notes on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date was January 26, 2018, and the final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Measurement Date with respect to any of the Index constituents, such Redemption Measurement Date may be postponed as described under “— Market Disruption Events.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Events.”

If you exercise your right to have us redeem your notes, subject to your compliance with the procedures described under “— Redemption Procedures,” you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the Redemption Measurement Date, minus the Redemption Fee Amount.

The “Redemption Fee Amount” equals 0.125% of the Indicative Note Value.

We refer to this cash payment as the “Redemption Amount.” This amount will not be less than $0.

For purposes of determining the Redemption Amount, the Index Performance Factor used in calculating the closing Indicative Note Value as of the Redemption Measurement Date will be (a) the Index Closing Level on the Redemption Measurement Date divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

PS-44

You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, as measured on the Redemption Measurement Date, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount).

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Redemption Procedures

To redeem your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps through normal clearing system channels:

➢	deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this pricing supplement as Annex A, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Measurement Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, which is attached to this pricing supplement as Annex B, for your execution;

➢	deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your notes on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the notes, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Measurement Date, your notice will not be effective, you will not be able to redeem your notes until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your notes on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of notes relating to the right to redeem their notes will be irrevocable. If the notes undergo a split or reverse split, the minimum number of notes needed to exercise your right to redeem will remain the same.

Call Right

We have the right to redeem all, but not less than all, of the notes upon not less than 14 calendar days’ prior notice to the holders of the notes. Such redemption will occur on any Index Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.” This amount will not be less than $0.

PS-45

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their notes on the fifth Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Calculation Date with respect to any of the Index constituents, such Call Calculation Date may be postponed as described under “— Market Disruption Events.”

The “Call Measurement Period” means the five Index Business Days from and including the Call Calculation Date, subject to adjustments as described under “— Market Disruption Events.”

If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

You may lose some or all of your investment upon a call. Because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount upon a call equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Call Measurement Period, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon a call. This loss may occur even if the Index Closing Level at any time during the Call Measurement Period is less than the Initial Index Level. It is possible that you will suffer significant losses in the notes upon a call even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount).

Calculation Agent

BMOCM will act as the Calculation Agent. The Calculation Agent will make all determinations relating to the notes, including the Index Performance Factor, the Index Closing Level on any Index Business Day on which such Index Closing Level is to be determined during the term of the notes, the Indicative Note Value, the Deposit Amount, the Short Index Amount, the Daily Interest, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the notes. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the notes will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date, as applicable.

All dollar amounts related to determination of the Indicative Note Value, the Deposit Amount, the Short Index Amount, the Daily Interest, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest one-millionth, with five ten-millionths rounded upward (e.g., .7654545 would be rounded up to .765455); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

PS-46

Market Disruption Events

If a Market Disruption Event occurs or is continuing on any day that would otherwise constitute an Index Business Day, as determined by the Calculation Agent, that day will not be considered an Index Business Day for purposes of determinations with respect to the notes. As a result, the calculation of the Index Performance Factor will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing.

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Measurement Date, the closing Indicative Note Value for such Averaging Date or for such Redemption Measurement Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the closing Indicative Note Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the closing Indicative Note Values on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the closing Indicative Note Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the closing Indicative Note Values on June 5, June 6, June 7, June 8, and June 9, and there is a Market Disruption Event on June 5, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the closing Indicative Note Value on June 6 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the closing Indicative Note Values on June 6, June 6, June 7, June 8, and June 9.

In no event, however, will any postponement under the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such third Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level to be used in the calculation of the closing Indicative Note Value based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described below.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	the suspension, absence or material limitation of trading in a material number of the Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;
(b)	the suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituents on a Related Exchange for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c)	the Index is not published; or
(d)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

PS-47

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the Primary Exchange or Related Exchange; or
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Notwithstanding the occurrence of one or more of the events described above, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Closing Level if it determines that one or more of the above events has not and is not likely to materially impair its ability to determine the Index Closing Level on any date.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the Index with that substitute index (the “successor index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the successor index instead. If the Calculation Agent replaces the Index with a successor index, then the Calculation Agent will determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by reference to the successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index and thus the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor according to the methodology described in this document, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index Closing Level used to determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

A substitution of the Index for a successor index or a material change in the method of calculating the Index could cause the notes to no longer satisfy the listing requirements and result in the NYSE delisting the notes. A delisting of the notes would materially and adversely affect the liquidity of the trading market for the notes.

Events of Default and Acceleration

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the Calculation Agent and will be an amount in cash equal to the Redemption Amount, calculated as if the date of acceleration were the Redemption Measurement Date. For purposes of this calculation, the Redemption Fee Amount will be $0.

PS-48

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities — Defeasance” are not applicable to the notes.

Manner of Payment and Delivery

Any payment on or delivery of the notes at maturity or call, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in “Description of the Notes We May Offer — Payment Mechanics — Payment When Offices Are Closed” in the attached prospectus supplement, any payment on the notes that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the notes. We may issue additional notes at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. For more information, please refer to “Description of the Notes We May Offer — General” in the accompanying prospectus supplement and “Description of Debt Securities — General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued in any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Clearance and Settlement

The DTC participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

PS-49

INTRADAY VALUE OF THE INDEX AND THE NOTES

Intraday Index Values

Each Index Business Day, the Index Calculation Agent will calculate and publish the intraday Index value every second during normal trading hours to the ICE Data Global Index Feed. The intraday Index value is also available on Bloomberg under the ticker symbol “NYFANGT <INDEX>”.

The notes are not sponsored, endorsed, sold or marketed by ICE Data Indices, LLC, its affiliates (“ICE Data”) or their respective Third Party Suppliers. ICE DATA AND ITS THIRD PARTY SUPPLIERS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INTRADAY INDEX VALUES, INDEX, OR ANY DATA INCLUDED THEREIN AS WELL AS WITH RESPECT TO THE CALCULATION AND DISSEMINATION OF SUCH INDEX AND INTRADAY INDEX VALUES. IN NO EVENT SHALL ICE DATA OR ITS THIRD PARTY SUPPLIERS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, DIRECT, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the notes in the secondary market. The intraday Index value published every second will be based on the intraday prices of the Index constituents.

Intraday Indicative Note Values

An Intraday Indicative Value, which is our approximation of the value of the notes, is calculated and published by ICE Data Indices, LLC (based in part on information provided by the Index Calculation Agent) or a successor to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol “FNGDIV” every 15 seconds during normal trading hours. The actual trading price of the notes may vary significantly from their Intraday Indicative Value. In connection with the notes, we use the term “indicative value” to refer to the value at a given time equal to (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, then both the Intraday Indicative Value and the closing Indicative Note Value will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The “Intraday Index Performance Factor” equals (a) the most recently published level of the Index divided by (b) the Index Closing Level on the preceding Index Business Day.

ICE DATA OR ITS THIRD PARTY SUPPLIERS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INTRADAY INDICATIVE VALUES, NOTES OR ANY NOTE DATA INCLUDED THEREIN. IN NO EVENT SHALL ICE DATA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, DIRECT, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value of the notes on that Exchange Business Day, and on all future Exchange Business Days, will be $0 (a total loss of value).

PS-50

The Intraday Indicative Value is meant to approximate the value of the notes at a particular time. There are three elements of the formula: the Deposit Amount from the previous Index Business Day, the Intraday Short Index Amount and the Intraday Index Performance Factor (using, instead of the Index Closing Level for the date of determination, the intraday level of the Index at the time of determination), as described immediately above. Because the intraday level of the Index and the Intraday Short Index Amount are variable, the Intraday Indicative Value translates the change in the level of the Index from the previous Exchange Business Day, as measured at the time of measurement, into an approximation of the expected value of the notes. The Intraday Indicative Value uses an intraday level of the Index for its calculation; therefore, a variation in the intraday level of the Index from the previous Exchange Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Exchange Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors — The notes are subject to intraday purchase risk” and “— The Indicative Note Value is reset daily, and the leverage of the notes during any given Exchange Business Day may be greater or less than -3.0.” The Intraday Indicative Value may be useful as an approximation of what price an investor in the notes would receive if the notes were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the notes when comparing it against the notes’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the notes may be different from their indicative value. For additional information, please see “Risk Factors — The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value will not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the notes by ICE Data Indices, LLC may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the notes will also be delayed. The actual trading price of the notes may be different from their Intraday Indicative Value. The Intraday Indicative Value of the notes is published at least every 15 seconds from 9:30 a.m. to 6:00 p.m., New York City time, will be based on the intraday values of the Index, and may not be equal to the payment at maturity, call or redemption.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your notes but are unable to satisfy the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described under “Risk Factors — Risks Relating to Liquidity and the Secondary Market — There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” and “— The value of the notes in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

None of NYSE, ICE Data Indices, LLC or their respective affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the notes.

ICE DATA AND ITS AFFILIATES AND SUPPLIERS DO NOT GUARANTEE THE CORRECTNESS OR COMPLETENESS OF THE NOTES, THEIR VALUES OR OTHER INFORMATION FURNISHED IN CONNECTION WITH THE NOTES. ICE DATA AND ITS AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BMOCM, BANK OF MONTREAL, THE HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NOTES, OR ANY DATE OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH. ICE DATA AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NOTES, OR ANY DATA OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH.

PS-51

Split or Reverse Split of the Notes

We or the Calculation Agent may initiate a split or reverse split of the notes on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the notes and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the notes accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of notes (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the notes undergo a 1-for-4 reverse split, holders who own a number of notes on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of notes they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” notes in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the closing Indicative Note Value of the notes on a specified Index Business Day following the announcement date.

A split or reverse split of the notes will not affect the aggregate stated principal amount of notes held by an investor, other than to the extent of any “partial” notes, but it will affect the number of notes an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the notes on the exchange.

PS-52

THE INDEX

We obtained all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by ICE Data Indices, LLC., the Index Sponsor. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Index in connection with the offer and sale of the securities.

In addition, information about the Index may be obtained from other sources including, but not limited to, the Index Sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

The Index is calculated and published by ICE Data Indices, LLC and is reported by Bloomberg L.P. under the ticker symbol “NYFANGT.”

General

The Index is designed to track the performance of 10 highly-traded growth stocks of technology and tech-enabled companies in the technology, media & communications and consumer discretionary sectors. The Index is equally weighted.

The Index undergoes a reconstitution quarterly after the close of the third Friday in March, June, September and December of each year. The reference date for each reconstitution is the last trading day of the month preceding the reconstitution month. The reconstitution announcement date is the second Friday of the reconstitution month. Information from the second trading day preceding the third Friday of the reconstitution month is used to convert the 10% constituent weights to Index constituent shares in the quarterly reconstitutions.

Selection of Index Components

The index components are selected from stocks listed on the New York Stock Exchange, The Nasdaq Stock Market, the NYSE American, NYSE Arca and Cboe BZX.

To be eligible for inclusion in the Index, securities must:

i)	have a full company market capitalization (including all listed and unlisted share classes) of at least $5 billion;

ii)	been actively trading for at least 60 calendar days;

iii)	have an average daily traded value (ADTV) of $50 million or greater over the preceding six-month period, or over the applicable trading period of the security if its available trading history is less than six months, as of the reference date;

iv)	be incorporated in the U.S., and be deemed to be a U.S. country of risk, and

v)	must be classified within one of the following sub-industries belonging to the Consumer Discretionary, Media & Communications or Technology sectors based on the ICE Uniform Sector Classification schema. These sub-industries are more likely to include qualifying companies that have significant revenue exposures to one or more of the areas of search, social networking, autonomous driving, electric vehicles, smartphones, mobile payments, e-commerce, online games, streaming media, online entertainment, cryptocurrencies, blockchain, big data, artificial intelligence, machine learning, digital advertising, cloud services and other innovative technologies designated by the Index rules.

PS-53

ICE Equity Sub-Industry	ICE Equity Sector
Car & Light Truck Manufacturers	Consumer Discretionary
Consumer Electronics	Consumer Discretionary
Leisure Goods	Consumer Discretionary
Online & Direct Retail	Consumer Discretionary
Specialized Consumer Services	Consumer Discretionary
Audio Content	Media & Communications
Social Media, Search & Online Marketing	Media & Communications
Video Content	Media & Communications
Video Games	Media & Communications
Application Software	Technology
Battery Technology	Technology
Communications Equipment	Technology
Enterprise Software	Technology
Internet Services & Infrastructure	Technology
Network Security	Technology
Platform as a Service	Technology
Semiconductors	Technology
Software as a Service	Technology
Solar Cells	Technology

The term FAANMG refers to the following six securities: Apple Inc. (AAPL), Amazon.com Inc. (AMZN), Alphabet Inc. (GOOGL), Meta Platforms Inc. (META), Netflix Inc. (NFLX), and Microsoft Corp. (MSFT).

The qualifying non-FAANMG securities from the universe are ranked in descending order by the following factors as of the reference date:

1.	Full company market capitalization (35% weight), including all listed and unlisted share classes;

2.	ADTV on the specific share class (35% weight) over the preceding 6 months (or available trading period for securities with less than 6 months of trading history)

3.	Price-to-sales ratio (LTM) (15% weight), calculated by dividing (1) the price as of the reference date by (2) the net sales from the latest 12-month period

4.	1-year net sales growth (LTM) (15% weight), calculated by dividing (1) the change between the net sales from the latest 12-month period and the 12-month period preceding it by (2) the absolute value of that prior 12- month period net sales

If fundamental data is not available for a company, then it is excluded from the Index. If the net sales figure for the prior 12-month period is equal to 0, it is set to 0.0001 for purposes of calculating the one-year net sales growth.

A combined rank for each security is derived by calculating a weighted average rank across the four factors, with 35% weights attributed to the market capitalization and ADTV factors, and 15% weights attributed to the price-to-sales and sales growth factors. For any securities with multiple qualifying share classes, only the most liquid share class, based on the ADTV, used for its ranking is included. If two or more securities are tied on their combined rank, then the security with the larger full company market capitalization receives the higher rank.

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Any of the top 10 non-FAANMG securities based on this combined rank that are already a part of the Index as of the reference date are maintained in the Index through the reconstitution. Following that, the next highest ranked non-FAANMG securities are selected for inclusion until four total securities are selected. For the initial reconstitution incorporating this methodology in December 2022, the top four securities based on this combined rank were selected for inclusion, with no buffer criteria applied.

The remaining six securities in the Index are comprised of the FAANMG securities. The FAANMG companies are deemed to be representative of the “FANG” theme, with exposure to the revenue segments outlined above. If any of these six FAANMG securities do not qualify for inclusion, based on the Index security type, exchange listing, sector classification, market capitalization, liquidity, seasoning, country of incorporation and country of risk criteria, then the next highest ranked securities from the steps above are selected to maintain an Index constituent count of 10 securities.

At the quarterly Index reconstitutions, each constituent is attributed a 10% weight in the Index. This weight is converted to Index constituent shares using information from the second trading day preceding the third Friday of the reconstitution month.

If a corporate action leads to the removal of a security between the quarterly reconstitutions, then the next highest ranked security from the last reconstitution is added to the Index at the weight of the security being deleted.

Corporate Actions

Index constituents and their respective weights may need be adjusted in response to corporate actions such as a merger, acquisition, spin-off, delisting or bankruptcy in order to maintain the continuity of the level of the Index and the composition. Such adjustments can also result from special dividends, rights issues or offerings, stock splits, reverse stock splits, stock dividends, and bonus issues or other changes in the number of shares outstanding and/or free float, typically due to share repurchases, tenders, or offerings. Such adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the Index performance.

Further information about the corporate actions methodology of the Index may be obtained from other sources including, but not limited to, the Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

Index Calculation

The Index is calculated on a gross total return basis. Information relating to the general publication, calculation of the Index and governance rules can be accessed at the website www.indices.ice.com. Information included on that website is not included or incorporated by reference in this pricing supplement.

License Agreement

We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), in exchange for a fee, which licenses the Index from the Index Sponsor. The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination, in exchange for a periodic fee.

MicroSectorsTM and REXTM are registered trademarks of REX. NYSE® is a registered trademark of NYSE Group, Inc., an affiliate of ICE Data Indices, LLC and is used by ICE Data Indices, LLC with permission and under a license. FANG+® is a trademark of ICE Data Indices, LLC or its affiliates (“ICE Data”). The trademarks have been licensed for use for certain purposes by Rex Shares, LLC. The NYSE FANG+® Index is an index of ICE Data, and has been licensed for use by Rex Shares, LLC. The global notes are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, “REX Index Parties”) or by ICE Data or any of its affiliates or third party licensors (collectively, “ICE Data Index Parties”). REX Index Parties and ICE Data Index Parties make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the NYSE FANG+® Index to track general stock market performance.

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REX INDEX PARTIES AND ICE DATA INDEX PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE NYSE FANG+® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. REX INDEX PARTIES AND ICE DATA INDEX PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. REX INDEX PARTIES AND ICE DATA INDEX PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BANK OF MONTREAL, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NYSE FANG+® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL REX INDEX PARTIES OR ICE DATA INDEX PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

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Historical Index Information

We obtained the closing levels of the Index in the graph below from Bloomberg Finance L.P., without independent verification. The following graph sets forth daily Index Closing Levels of the Index for the period from January 4, 2021 to January 27, 2026. The Index Closing Level on January 27, 2026 was 16,108.242. The historical performance of the Index should not be taken as an indication of the future performance of the Index.

HISTORICAL RESULTS ARE NOT INDICATIVE OF FUTURE RESULTS.

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USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.

We expect to enter into transactions to hedge our obligations under the notes. Such transactions may involve purchases or sales of the Index constituents or financial instruments linked to the Index and/or the Index constituents prior to or on the Initial Issue Date. In addition, from time to time after we issue the notes, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in some or all of the Index constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the constituent issuers, the Index constituents or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the Index constituents, listed or over-the-counter options or futures on Index constituents or listed or over-the-counter options, futures, or other instruments linked to the level of the Index, as well as other instruments designed to track the performance of the Index.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the level of the Index, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or one or more constituent issuers or the Index constituents. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in section 18.4 of the Tax Act to a Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a Note under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisers.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisers having regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on a note (including amounts on account of, or in lieu of payment of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on a note in certain cases where a note is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to us or any other resident or deemed resident of Canada, other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is generally not participating debt interest unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest or deemed interest on a note, including any portion of the principal amount of a note in excess of the issue price, such interest or deemed interest, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax.

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If an amount of interest paid by us on a note were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a note constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a note should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the notes, and (ii) it should also not be reasonable to consider that the notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus, prospectus supplement and product supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to investors who are initial investors and hold their notes as “capital assets” for U.S. federal income tax purposes. This section is general in nature and does not address specific considerations that may be relevant to classes of investors subject to special rules, such as entities treated as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their notes, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold notes as part of a straddle or a hedging or conversion transaction, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. This discussion does not address any alternative minimum tax or Medicare contribution tax considerations.

If an entity treated as a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the notes and their partners should consult their tax advisers with regard to the U.S. federal income tax treatment of an investment in the notes.

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We will not attempt to ascertain whether the issuer of any of the Index constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. investors (in the case of a passive foreign investment company) or non-U.S. investors (in the case of a United States real property holding corporation). Investors should refer to any available information filed with the SEC by the issuers of the Index constituents and consult their tax advisers regarding the possible consequences to them in this regard.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, INVESTORS SHOULD CONSULT THEIR TAX ADVISERS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of a note and (i) a citizen or individual resident of the United States, (ii) a domestic corporation, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that no Canadian withholding or other taxes will be imposed with respect to the notes. U.S. holders should consult their tax advisers regarding the tax consequences to them of any Canadian or other non-U.S. tax imposed with respect to the notes.

Intended Tax Treatment of the Notes. In the opinion of our special U.S. tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat a note with the terms described in this pricing supplement as a pre-paid cash-settled forward contract in respect of the Index for U.S. federal income tax purposes and by purchasing the notes, each U.S. holder agrees (in the absence of a change in law or Internal Revenue Service (“IRS”) guidance) to treat the notes accordingly. If the notes are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or settlement of the notes in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in the notes. In general, a U.S. holder’s tax basis in the notes will be equal to the price the U.S. holder paid for the notes. Capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. Due to the absence of authorities that directly address the treatment of the notes, alternative tax treatments of the notes are also possible and the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS might assert that the notes should be treated as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a U.S. holder would generally be required to accrue interest currently at a “comparable yield” over the term of the notes even though that U.S. holder will not receive any payments from us prior to maturity or early redemption. Any such interest income is expected to be U.S.-source. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or settlement of the notes would be ordinary income and any loss recognized by a U.S. holder at such time would be ordinary loss to the extent of interest that same U.S. holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. Moreover, under such characterization a given note may not be “fungible” with notes with different issue dates for U.S. federal income tax purposes.

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The IRS could also assert that a U.S. holder should be required to treat any amounts attributable to the Daily Investor Fee and any Redemption Fee Amount as separate investment expenses. For taxable years beginning on or before December 31, 2025 the deduction of any such deemed expenses would not generally be permitted to a U.S. holder who is an individual, trust or estate. For taxable years beginning after December 31, 2025, the deduction of any such deemed expenses would generally be subject to a 2% floor on miscellaneous itemized deductions applicable to a U.S. holder who is an individual, trust or estate. Such limitations would correspondingly increase the amount of gain and income or decrease the amount of loss recognized by a U.S. holder with respect to an investment in the notes.

It is possible that a deemed taxable exchange could occur on one or more of the Index reconstitution dates, upon a replacement of the Index, or upon any extension by us of the Maturity Date. Additionally, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next reconstitution date. If a deemed taxable exchange occurred or if the notes were properly characterized as a series of derivative contracts, a U.S. holder would be treated as disposing of the notes on the relevant Index reconstitution date, replacement, or extension, as the case may be, in return for new notes that mature on the next reconstitution date, on the Maturity Date, or on the extended Maturity Date, as the case may be, and subject to the application of the wash sale rules, the U.S. holder accordingly could recognize capital gain or loss on each reconstitution date, replacement, or extension, as the case may be, equal to the difference between the U.S. holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a U.S. holder may recognize upon the sale, exchange, redemption or settlement of the notes should be treated as ordinary income or loss.

The IRS has released a notice that may affect the taxation of U.S. holders of the notes. According to the notice, the IRS and the Treasury Department are considering whether the holder of instruments such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, U.S. holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring U.S. holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the notes, including the timing and character of income and gain on the notes. U.S. holders should consult their tax adviser as to the tax consequences of possible alternative characterizations of the notes for U.S. federal income tax purposes and proposals to change the taxation of certain derivative instruments.

Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules the notes, or non-U.S. financial accounts through which the notes are held, may be treated as “specified foreign financial assets.” U.S. holders are urged to consult their tax advisers regarding the application of this reporting requirement to their ownership of the notes.

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Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of a note and (i) a non-resident alien individual, (ii) a foreign corporation, or (iii) a foreign estate or trust.

Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the non-U.S. holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, and (iii) if the non-U.S. holder is a non-resident alien individual, such non-U.S. holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement of the notes and is not a former citizen or resident of the United States. In the case of (ii) above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, the non-U.S. holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. If the notes are recharacterized as debt for U.S. federal income tax purposes, amounts paid in respect of the notes to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder (i) does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Bank of Montreal stock entitled to vote, (ii) is not a “controlled foreign corporation” related, directly or indirectly, to Bank of Montreal, (iii) is not a bank receiving interest under Section 881(c)(3)(A) of the Code and (iv) provides to the relevant withholding agent a properly completed IRS Form W-8, appropriate to the non-U.S. holder’s particular circumstances, that certifies under penalties of perjury that such person is not a U.S. person.

Under Section 871(m) of the Code (“Section 871(m)”), a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “underlying security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. In light of the economic terms of the notes, we do not expect that payments on the notes will be subject to withholding under Section 871(m) of the Code. However, if we determine that withholding under Section 871(m) is applicable, we will not pay any additional amounts with respect to this tax.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should we conclude that an alternative characterization applies by reason of change or clarification of the law, administrative guidance or otherwise and consequently conclude that we are required to withhold on payments on the notes, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisers in this regard.

Backup Withholding and Information Reporting

Payments on the notes or of proceeds from a sale or other disposition of the notes may be subject to information reporting. U.S. holders may also be subject to backup withholding on these payments unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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FATCA

Legislation commonly referred to as “FATCA” imposes a 30% U.S. withholding tax on certain U.S. source payments, including U.S.-source interest (and original issue discount), dividends, dividend-equivalent payments (as described above) and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the notes or non-U.S. financial institutions through which the notes may be held. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the notes, tax will be withheld at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Investors are urged to consult with their own tax advisers regarding the possible implications of FATCA on their investment in the notes.

PS-64

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of the notes by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

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Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the notes.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the notes that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the notes, (ii) the purchaser or holder’s investment in the notes, (iii) the holding of the notes or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the notes;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the notes and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the notes;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchasers.

PS-66

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in the distribution agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the notes.

BMOCM, an affiliate of ours, is the agent for this offering. On the Initial Trade Date, we sold an aggregate of $50,000,000 principal amount of the notes through BMOCM and through one or more dealers purchasing as principal through BMOCM for the initial Principal Amount of $50 per note. After giving effect to the $100,002,900,000 in principle amount of the notes that we will issue on January 28, 2026, an aggregate of $1,500,000,000,000 in principal amount of the notes will be outstanding. We will receive proceeds equal to 100% of the offering price of any remaining or additional notes that are sold after the date of this document.

Additional notes may be offered and sold from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. Sales of the notes after the date of this document will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. BMOCM may lend the notes to broker-dealers and other market participants who may have made short sales of such notes and who may cover such short positions by purchasing such notes from BMOCM.

We are not obligated to issue and sell additional notes at any time to BMOCM, and BMOCM is not obligated to sell additional notes to investors or dealers at any time. If we discontinue issuances and sales of the notes, or if BMOCM discontinues sales of the notes of any series, the price and liquidity of those notes may be subject to significant distortions. See “Risk Factors—We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.”

We will receive proceeds equal to 100% of the price that the notes are sold to the public, less any commissions paid to BMOCM or any other dealer. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the notes declines. We may not sell the full amount of notes offered by this pricing supplement, and may discontinue sales of the notes at any time.

BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the notes.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Broker-dealers, including BMOCM, may make a market in the notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell a note covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the notes, or they may sell any notes covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above. This pricing supplement (including the accompanying prospectus supplement and prospectus) will be deemed to cover any short sales of the notes by market participants who borrow notes from us or our affiliates or who cover their short positions with notes acquired from us or our affiliates.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with notes borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

PS-67

BMOCM or another FINRA member will provide certain services relating to the distribution of the notes and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the notes. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such notes.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may also profit from expected hedging activities related to this offering, even if the value of the notes declines.

We may deliver notes against payment therefor on a date that is greater than one business day following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than one business day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024.

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

PS-68

VALIDITY OF THE NOTES

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when the notes have been duly completed in accordance with the indenture, the notes will have been validly executed, authenticated, issued and delivered, to the extent that validity of the notes is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustee’s authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the notes offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

PS-69

ANNEX A

NOTICE OF EARLY REDEMPTION

To: [   ].com

Subject: Notice of Early Redemption, CUSIP No.: 06367V402

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Measurement Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Measurement Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk on the Redemption Measurement Date.

* Subject to adjustment as described in the pricing supplement relating to the notes.

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ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [        ]

To Whom It May Concern:

The holder of $[ ] MicroSectors™ FANG+™ Index -3X Inverse Leveraged ETNs due January 8, 2038, CUSIP No. 06367V402 (the “notes”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of notes specified below at a price per note equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the notes will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of notes surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 notes must be redeemed at one time to receive a cash payment on any Redemption Date.)

* Subject to adjustment as described in the pricing supplement relating to the notes.

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